LOAN AND SECURITY AGREEMENT

Dated as of August 29, 2014

among

Siena Lending Group LLC,

as Lender,

Sanolite Corporation
Service Michigan, LLC
Service Tampa, LLC
Swisher Hygiene Franchise Corp.
Swisher Hygiene USA Operations, Inc.
SWSH Arizona Mfg., Inc.
SWSH Daley Mfg., Inc.
SWSH Mount Hood Mfg., Inc.
Swisher International, Inc.

as Borrower,

and

Swisher Hygiene Inc.

as Guarantor

 Loan and Security Agreement

TABLE OF CONTENTS

1.	TABLE OF CONTENTS

i

 Loan and Security Agreement

	5.3 Title to Collateral; Third Party Locations; Permitted Liens.	13
	5.4 Accounts.	13
	5.5 [Reserved]	13
	5.6 Capitalization; Margin Stock.	14
	5.7 [Reserved].	14
	5.8 Jurisdiction of Organization; Location of Collateral.	14
	5.9 Financial Statements and Reports; Solvency.	14
	5.10 Tax Returns and Payments; Pension Contributions.	15
	5.11 Compliance with Laws; Intellectual Property; Licenses.	16
	5.12 Litigation.	17
	5.13 Use of Proceeds.	17
	5.14 Insurance.	17
	5.15 Financial, Collateral and Other Reporting / Notices.	18
	5.16 Litigation Cooperation.	20
	5.17 Maintenance of Collateral, Etc.	20
	5.18 Material Contracts.	20
	5.19 No Default.	20
	5.20 No Material Adverse Change.	20
	5.21 Full Disclosure.	20
	5.22 Sensitive Payments.	20
	5.23 Parent.	21
	5.24 Negative Covenants.	21

6	RELEASE, LIMITATION OF LIABILITY AND INDEMNITY.	23

	6.1 Release.	23
	6.2 Limitation of Liability.	23
	6.3 Indemnity.	23

7	EVENTS OF DEFAULT AND REMEDIES.	24

	7.1 Events of Default.	24
	7.2 Remedies with Respect to Lending Commitments/Acceleration/Etc.	26
	7.3 Remedies with Respect to Collateral.	26

8	LOAN GUARANTY.	29

	8.1 Guaranty.	29
	8.2 Guaranty of Payment.	29
	8.3 No Discharge or Diminishment of Loan Guaranty.	29
	8.4 Defenses Waived.	30
	8.5 Rights of Subrogation.	30
	8.6 Reinstatement; Stay of Acceleration.	30
	8.7 Information.	30
	8.8 Termination.	31
	8.9 Maximum Liability.	31
	8.10 Contribution.	31
	8.11 Liability Cumulative.	32

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 Loan and Security Agreement

9	PAYMENTS FREE OF TAXES; OBLIGATION TO WITHHOLD; PAYMENTS ON ACCOUNT OF TAXES.	32

10	GENERAL PROVISIONS.	34

	10.1 Notices.	34
	10.2 Severability.	36
	10.3 Integration.	36
	10.4 Waivers.	36
	10.5 Amendment.	37
	10.6 Time of Essence.	37
	10.7 Expenses, Fee and Costs Reimbursement.	37
	10.8 Benefit of Agreement; Assignability.	37
	10.9 Recordation of Assignment.	38
	10.10 Participations.	38
	10.11 Headings; Construction.	39
	10.12 USA PATRIOT Act Notification.	39
	10.13 Confidentiality; Sharing Information.	39
	10.14 Counterparts; Fax/Email Signatures.	39
	10.15 GOVERNING LAW.	40
	10.16 CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.	40
	10.17 Publication.	40

Disclosure Schedule
Schedule A	Description of Certain Terms
Schedule B	Definitions
Schedule C	Borrowing Base Certificate
Schedule D	Reporting
Exhibit A	Form of Notice of Borrowing
Exhibit B	Closing Checklist
Exhibit C	Client User Form
Exhibit D	Authorized Accounts Form
Exhibit E	Form of Account Debtor Notification
Exhibit F	Form of Compliance Certificate

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Loan and Security Agreement

This Loan and Security Agreement (as it may be amended, restated or otherwise modified from time to time, this "Agreement") is entered into on August 29, 2014 among (1) SIENA LENDING GROUP LLC ("Lender"), (2) SANOLITE CORPORATION, a New York corporation (“Sanolite”),  SERVICE MICHIGAN, LLC, a Florida limited liability company (“Service Michigan”), SERVICE TAMPA, LLC, a Florida limited liability company (“Service Tampa”), SWISHER HYGIENE FRANCHISE CORP., a North Carolina corporation (“Swisher Franchise”), SWISHER HYGIENE USA OPERATIONS, INC., a Delaware corporation (“Swisher USA”), SWSH ARIZONA MFG., Inc., a Delaware corporation (“SWSH Arizona”), SWSH DALEY MFG., INC., a Delaware corporation (“SWSH Daley”), SWSH MOUNT HOOD MFG., INC., a Delaware corporation (“Mount Hood”) and SWISHER INTERNATIONAL, INC., a Nevada corporation (“Swisher International” and together with Sanolite, Service Michigan, Service Tampa, Swisher Franchise, Swisher USA, SWSH Arizona, SWSH Daley and Mount Hood, collectively, "Borrower"), and (3) SWISHER HYGIENE INC., a Delaware corporation (“Swisher Hygiene”) as a Loan Party Obligor (as defined herein).  The Schedules and Exhibits to this Agreement are an integral part of this Agreement and are incorporated herein by reference.  Terms used, but not defined elsewhere, in this Agreement are defined in Schedule B.

1.	LOANS AND LETTERS OF CREDIT.

1.1 Amount of Loans / Letters of Credit. Subject to the terms and conditions contained in this Agreement, including Sections 1.3 and 1.6, Lender shall, from time to time prior to the Maturity Date, at Borrower's request, (i) make revolving loans to Borrower ("Revolving Loans"), and (ii) make letters of credit ("Letters of Credit") available to Borrower; provided, that after giving effect to each such Revolving Loan and each such Letter of Credit, (A) the outstanding balance of all Revolving Loans and the Letter of Credit Balance will not exceed the lesser of (x) the Maximum Revolving Facility Amount and (y) the Borrowing Base, and (B) none of the other Loan Limits for Revolving Loans will be exceeded.

     1.2 Reserves re Revolving Loans / Letters of Credit. Lender may, with or without notice to Borrower, from time to time establish and revise reserves against the Borrowing Base and/or the Maximum Revolving Facility Amount in such amounts and of such types as Lender deems appropriate in its Permitted Discretion ("Reserves").  Such Reserves will be available for Borrower to view in Passport 6.0 simultaneously with the imposition thereof; provided, that Lender shall provide email notice advising Borrower of such Reserves prior to or simultaneously with the imposition of such Reserves; provided, further that Lender shall have no liability for failing to provide such email notice.  Without limiting the foregoing, references to Reserves shall include the Dilution Reserve, provided that in no event shall any Dilution Reserve be included in duplicate or to the extent there has been an adjustment to the advance rates hereunder on account of dilution that would otherwise form the basis of a Dilution Reserve.  In no event shall the establishment of a Reserve in respect of a particular actual or contingent liability obligate Lender to make advances to pay such liability or otherwise obligate Lender with respect thereto.

1.3 Protective Advances. Any contrary provision of this Agreement or any other Loan Document notwithstanding, at any time after the occurrence and during the continuance of a Default or an Event of Default, Lender hereby is authorized by Borrower, from time to time, in Lender's Permitted Discretion, to make Revolving Loans to, or for the benefit of, Borrower, that Lender in its Permitted Discretion deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, or (2) to enhance the likelihood of repayment of the Obligations (the Revolving Loans described in this Section 1.3 shall be referred to as "Protective Advances").   Any contrary provision of this Agreement or any other Loan Document notwithstanding, Lender may direct the proceeds of any Protective Advance to Borrower or to such other Person as Lender determines in its sole discretion.  All Protective Advances shall be payable immediately upon demand.

 Loan and Security Agreement

1.4 Notice of Borrowing; Manner of Revolving Loan Borrowing. Borrower shall request each Revolving Loan by submitting such request via Passport 6.0 (or, if requested by Lender, by delivering, in writing or via an Approved Electronic Communication, a Notice of Borrowing substantially in the form of Exhibit A hereto) (each such request a "Notice of Borrowing").  Subject to the terms and conditions of this Agreement, including Sections 1.1 and 1.6, Lender shall, except as provided in Section 1.3, deliver the amount of the Revolving Loan requested in the Notice of Borrowing for credit to any account of Borrower at a bank in the United States of America as Borrower may specify (provided, that if there is any change in the account to which Borrower shall specify, Borrower shall provide Lender with no less than 5 Business Days prior written notice) by wire transfer of immediately available funds (i) on the same day if the Notice of Borrowing is received by Lender on or before 11:00 a.m. Eastern Time on a Business Day, or (ii) on the immediately following Business Day if the Notice of Borrowing is received by Lender after 11:00 a.m. Eastern Time on a Business Day, or is received by Lender on any day that is not a Business Day.  Lender shall charge to the Revolving Loan Lender's usual and customary fees for the wire transfer of each Loan.

1.5 Other Provisions Applicable to Letters of Credit. Lender shall, upon the request the Borrower, subject to the terms and conditions set forth in this Agreement (including the terms and conditions set forth in Section 1.1 and Section 1.6), make Letters of Credit available to Borrower either by issuing them, or by causing other financial institutions to issue them supported by Lender's guaranty or indemnification; provided, that after giving effect to each Letter of Credit, the Letter of Credit Balance will not exceed the Letter of Credit Limit.  Borrower agrees to execute all documentation reasonably required by Lender and/or the issuer of any Letter of Credit in connection with any such Letter of Credit. Borrower hereby unconditionally and irrevocably agrees to reimburse Lender and/or the applicable issuer for each payment or disbursement made by Lender and/or the applicable issuer under any Letter of Credit honoring any demand for payment made thereunder, in each case upon demand, on the date that such payment or disbursement is made if such demand is made by 11:00 a.m. or on the next Business if such demand is made after 11:00 a.m..  Borrower's reimbursement obligations hereunder shall be irrevocable and unconditional under all circumstances, including (i) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document, (ii) the existence of any claim, set-off, defense or other right which any Loan Party may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), Lender, the applicable issuer under any Letter or Credit, or any other Person, whether in connection with any Letter of Credit, this Agreement, any other Loan Document, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Loan Party and the beneficiary named in any Letter of Credit), (iii) any lack of validity, sufficiency or genuineness of any document which Lender or the applicable issuer has determined complies on its face with the terms of the applicable Letter of Credit, even if such document should later prove to have been forged, fraudulent, invalid or insufficient in any respect or any statement therein shall have been untrue or inaccurate in any respect, or (iv) the surrender or impairment of any security for the performance or observance of any of the terms hereof.  Any and all amounts paid by Lender in respect of a Letter of Credit will, at the election of Lender, be treated for all purposes as a Revolving Loan, and bear interest, and be payable, in the same manner as a Revolving Loan.

 Loan and Security Agreement

1.6 Conditions of Making the Loans and Issuing Letters of Credit. Lender's obligation to make any Loan or issue or cause any Letter of Credit to be issued under this Agreement is subject to the following conditions precedent (as well as any other conditions set forth in this Agreement or any other Loan Document), all of which must be satisfied in a manner acceptable to Lender (and as applicable, pursuant to documentation which in each case is in form and substance acceptable to Lender) as of each day that such Loan is made or such Letter of Credit is issued, as applicable:

(a) Loans and Letters of Credit Made and/or Issued on the Closing Date:  With respect to Loans made, and/or Letters of Credit issued, hereunder on the Closing Date, (i) each applicable Loan Party Obligor shall have duly executed and/or delivered, or, as applicable, shall have caused such other applicable Persons to have duly executed and or delivered, to Lender such agreements, instruments, documents, proxies and certificates as Lender may require, and including such other agreements, instruments, documents and/or certificates listed on the closing checklist attached hereto as Exhibit B; (ii) Lender shall have completed its business and legal due diligence pertaining to the Loan Parties, their respective businesses and assets, with results thereof satisfactory to Lender in its sole discretion; (iii) Lender's obligations and commitments under this Agreement shall have been approved by Lender's Credit Committee; (iv) after giving effect to such Loans and Letters of Credit, as well as to the payment of all trade payables older than 60 days past due, closing costs and any book overdraft, Excess Availability plus immediately available unencumbered cash on hand of Borrower shall be no less than $15,000,000; and (v) Borrower shall have paid to Lender all fees due on the date hereof, and shall have paid or reimbursed Lender for all of Lender's costs, charges and expenses incurred through the Closing Date (and in connection herewith, Borrower hereby irrevocably authorizes Lender to charge such fees, costs, charges and expenses as Revolving Loans); and

(b) All Loans and/or Letters of Credit:  With respect to Loans made and/or Letters of Credit issued, on the Closing Date and/or at any time thereafter, in addition to the conditions specified in clause (a) above as applicable, (i) Borrower shall have provided to Lender the most recent Borrowing Base Certificate, as of such borrowing or issue date, after giving effect to such Loans and/or Letters of Credit, as applicable; (ii) each applicable Loan Party Obligor shall have duly executed and/or delivered, or, as applicable, shall have caused such other applicable Persons to have duly executed and or delivered, to Lender such further agreements, instruments, documents, proxies and certificates as required pursuant to Section 3.3 hereof; (iii) each of the representations and warranties set forth in this Agreement and in the other Loan Documents shall be true and correct in all respects as of the date such Loan is made and/or such Letter of Credit is issued (or to the extent any representations or warranties are expressly made solely as of an earlier date, such representations and warranties shall be true and correct as of such earlier date), both before and after giving effect thereto; and (iv) no Default or Event of Default shall be in existence, both before and after giving effect thereto.

1.7 Repayments.

(a) Revolving Loans/Letters of Credit.  If at any time (a) the sum of the outstanding balance of all Revolving Loans and the Letter of Credit Balance exceeds the lesser of (i) the Maximum Revolving Facility Amount and (ii) the Borrowing Base, or (b) any of the Loan Limits for Revolving Loans or Letters of Credit are exceeded, then in each case, Borrower will within one (1) Business Day pay to Lender such amounts (or, with respect to the Letter of Credit Balance, provide cash collateral to Lender in the manner set forth in clause (b) below) as shall cause Borrower to eliminate such excess.  For the avoidance of doubt, prior to any such excess being eliminated, Lender shall have no obligation to honor any request to fund a Revolving Loan or issue a Letter of Credit.

 Loan and Security Agreement

(b) Maturity Date Payments / Cash Collateral.  All remaining outstanding monetary Obligations (including, all accrued and unpaid fees described in the Fee Letter) shall be payable in full on the Maturity Date or, if earlier, the earlier of the date of any acceleration pursuant to Section 7.2 and the Termination Date. Without limiting the generality of the foregoing, if, on the Maturity Date, there are any outstanding Letters of Credit, then on such date Borrower shall provide to Lender cash collateral in an amount equal to 105% of the Letter of Credit Balance to secure all of the Obligations (including estimated attorneys' fees and other expenses) relating to said Letters of Credit, pursuant to a cash pledge agreement in form and substance reasonably satisfactory to Lender.

1.8 Voluntary Termination of Loan Facilities.

 Borrower may, on at least thirty days prior written notice received by Lender, permanently terminate the Loan facilities by repaying all of the outstanding Obligations, including all principal, interest and fees with respect to the Revolving Loans, and an Early Termination Fee in the amount specified in Section (f) of the Fee Letter.  If, on the date of a voluntary termination pursuant to this Section 1.8, there are any outstanding Letters of Credit, then on such date, and as a condition precedent to such termination, Borrower shall provide to Lender cash collateral in an amount equal to 105% of the Letter of Credit Balance to secure all of the Obligations (including estimated attorneys' fees and other expenses) relating to said Letters of Credit, pursuant to a cash pledge agreement in form and substance reasonably satisfactory to Lender.  From and after such date of termination, Lender shall have no obligation whatsoever to extend any additional Loans or Letters of Credit.

1.9 Obligations Unconditional.

(a) The payment and performance of all Obligations shall constitute the absolute and unconditional obligations of each Loan Party Obligor, and shall be independent of any defense or rights of set-off, recoupment or counterclaim which any Loan Party Obligor or any other Person might otherwise have against Lender or any other Person.  All payments required (other than by Lender) by this Agreement and/or the other Loan Documents shall be made in Dollars (unless payment in a different currency is expressly provided otherwise in the applicable Loan Document) and paid free of any deductions or withholdings for any Indemnified Taxes or other amounts and without abatement, diminution or set-off.  If any Loan Party Obligor is required by applicable law to make such a deduction or withholding from a payment under this Agreement or under any other Loan Document, such Loan Party Obligor shall pay to Lender such additional amount as is necessary to ensure that, after the making of such deduction or withholding, Lender receives (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made; provided, in the case of taxes, the foregoing shall apply only to Indemnified Taxes, as more particularly set forth in Section 9.  Each Loan Party Obligor shall (i) pay the full amount of any deduction or withholding, which it is required to make by law, to the relevant authority within the payment period set by applicable law, and (ii) promptly after any such payment, deliver to Lender an original (or certified copy) official receipt issued by the relevant authority in respect of the amount withheld or deducted or, if the relevant authority does not issue such official receipts, such other evidence of payment of the amount withheld or deducted as is reasonably acceptable to Lender.

(b) If, at any time and from time to time after the Closing Date (or at any time before or after the Closing Date with respect to (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, regulations, guidelines or directives thereunder or issued in connection therewith, or (y) all rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case for purposes of this clause (y) pursuant to Basel III, regardless of the date enacted, adopted or issued), (i) any change in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (ii) any new law, regulation, treaty or directive enacted or application thereof, or (iii) compliance by Lender with any request or directive from any Governmental Authority, central bank or comparable agency (A) subjects Lender to any tax, levy, impost, deduction, assessment, charge or withholding of any kind whatsoever with respect to any Loan Document, or changes the basis of taxation of payments to Lender of any amount payable thereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state, local or other taxing authorities with respect to interest or fees payable hereunder or under any other Loan Document or changes in the rate of tax on the overall net income of Lender or its members), or (B) imposes on Lender any other condition or increased cost in connection with the transactions contemplated thereby or participations therein, and the result of any of the foregoing is to increase the cost to Lender of making or continuing any Loan or Letter of Credit or to reduce any amount receivable hereunder or under any other Loan Documents, then, in any such case, Borrower shall promptly pay to Lender, when notified to do so by Lender, any additional amounts necessary to compensate Lender, on an after-tax basis, for such additional cost or reduced amount as reasonably determined by Lender; provided, in the case of Taxes, additional amounts shall be required to be paid solely with respect to Indemnified Taxes.  Each such notice of additional amounts payable pursuant to this Section 1.9(b) submitted by Lender to Borrower shall include reasonable detail of the computation of such amounts and shall, absent manifest error, be conclusive.

 Loan and Security Agreement

(c) Failure or delay on the part of Lender to demand compensation pursuant to this Section shall not constitute a waiver of Lender’s right to demand such compensation, provided that Borrower shall not be required to compensate Lender pursuant to this Section for any increased costs incurred or reductions suffered more than six months prior to the date that Lender notifies Borrower of the events giving rise to such increased costs or reductions and of Lender’s intention to claim compensation therefor.

(d) This Section 1.9 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Loans.

1.10 Reversal of Payments. To the extent that any payment or payments made to or received by Lender pursuant to this Agreement or any other Loan Document are subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid to any trustee, receiver or other Person under any state, federal or other bankruptcy or other such applicable law, then, to the extent thereof, such amounts (and all Liens, rights and remedies therefore) shall be revived as Obligations (secured by all such Liens) and continue in full force and effect under this Agreement and under the other Loan Documents as if such payment or payments had not been received by Lender.  This Section 1.10 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Loans.

2.	INTEREST AND FEES; LOAN ACCOUNT.

2.1 Interest. All Loans and other monetary Obligations shall bear interest at the interest rate(s) set forth in Section 3 of Schedule A, and accrued interest shall be payable (i) on the first day of each month in arrears, (ii) upon a prepayment of such Loan in accordance with Section 1.8, and (iii) on the Maturity Date; provided, that after the occurrence and during the continuation of an Event of Default, all Loans and other monetary Obligations shall bear interest at a rate per annum equal to two and one half of one  percentage points (2.50%) in excess of the rate otherwise applicable thereto (the "Default Rate"), and all such interest shall be payable on demand.  Changes in the interest rate shall be effective as of the date of any change in the Base Rate.

 Loan and Security Agreement

2.2 Fees. Borrower shall pay Lender the fees set forth in the Fee Letter on the dates set forth therein, which fees are in addition to all fees and other sums payable by Borrower or any other Person to Lender under this Agreement or under any other Loan Document, and, in each case are not refundable once paid.

2.3 Computation of Interest and Fees. All interest and fees shall be calculated daily on the outstanding monetary Obligations based on the actual number of days elapsed in a year of 360 days.

2.4 Loan Account; Monthly Accountings. Lender shall maintain a loan account for Borrower reflecting all outstanding Loans and the Letters of Credit Balance, along with interest accrued thereon and such other items reflected therein (the "Loan Account"), and shall provide Borrower with a monthly accounting reflecting the activity in the Loan Account, viewable by Borrower on Passport 6.0.  Each accounting shall be deemed correct, accurate and binding on Borrower and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by Lender), unless Borrower notifies Lender in writing to the contrary within thirty days after such account is rendered, describing the nature of any alleged errors or omissions.  However, Lender's failure to maintain the Loan Account or to provide any such accounting shall not affect the legality or binding nature of any of the Obligations.  Interest, fees and other monetary Obligations due and owing under this Agreement (including fees and other amounts paid by Lender to issuers of Letters of Credit) may, in Lender's discretion, be charged to the Loan Account, and will thereafter be deemed to be Revolving Loans and will bear interest at the same rate as other Revolving Loans.

2.5 Further Obligations; Maximum Lawful Rate. With respect to all monetary Obligations for which the interest rate is not otherwise specified herein (whether such Obligations arise hereunder or under any other Loan Document, or otherwise), such Obligations shall bear interest at the rate(s) in effect from time to time with respect to the Revolving Loans and shall be payable upon demand by Lender.  In no event shall the interest charged with respect to any Loan or any other Obligation exceed the maximum amount permitted under applicable law.  Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable or other amounts hereunder or under any other Loan Document (the "Stated Rate") would exceed the highest rate of interest or other amount permitted under any applicable law to be charged (the "Maximum Lawful Rate"), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest and other amounts payable shall be equal to the Maximum Lawful Rate; provided, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, Borrower shall, to the extent permitted by applicable law, continue to pay interest and such other amounts at the Maximum Lawful Rate until such time as the total interest and other such amounts received is equal to the total interest and other such amounts which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable or such other amounts payable.  Thereafter, the interest rate and such other amounts payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply.  In no event shall the total interest or other such amounts received by Lender exceed the amount which it could lawfully have received had the interest and other such amounts been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the prior sentence, Lender has received interest or other such amounts hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the Loans or to other Obligations (other than interest) payable hereunder, and if no such principal or other Obligations are then outstanding, such excess or part thereof remaining shall be paid to Borrower.  In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

 Loan and Security Agreement

3.	SECURITY INTEREST GRANT / POSSESSORY COLLATERAL / FURTHER ASSURANCES.

3.1 Grant of Security Interest. To secure the full payment and performance of all of the Obligations, each Loan Party Obligor hereby assigns to Lender and grants to Lender a continuing security interest in solely the following property of each Loan Party Obligor, now or hereafter owned, existing, acquired or arising and wherever now or hereafter located, and whether or not eligible for lending purposes:  (i) all Accounts (whether or not Eligible Accounts), (ii) all Inventory (whether or not Eligible Inventory), (iii) all Deposit Accounts identified in Schedule "A" of the WF DACA (collectively, the "Subject DACA Accounts"), and deposits and cash in the Subject WF DACA Accounts, (iv) all other deposit accounts used by any Loan Party Obligor for the purpose of receipt of collections on Accounts from time to time after the date hereof, and deposits and cash in such amounts, (v) all software used in the billing and collection of such Accounts and the tracking of such Inventory and (vi) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including insurance proceeds in respect of the foregoing property, and all of each Loan Party Obligor's books and records relating to any of the foregoing; provided, however, that notwithstanding any of the other provisions set forth in this Section 3.1, this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is prohibited by any requirements of law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such requirement of law or is prohibited by, constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property, except to the extent that such requirement of law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law.

3.2 Reserved.

3.3 Further Assurances.  Each Loan Party Obligor shall, at its own cost and expense, promptly and duly take, execute, acknowledge and deliver (and/or use commercially reasonable efforts to cause such other applicable Person to take, execute, acknowledge and deliver) all such further acts, documents, agreements and instruments as Lender shall deem reasonably necessary in order to (a) carry out the intent and purposes of the Loan Documents and the transactions contemplated thereby, (b) establish, create, preserve, protect and perfect a first priority lien (subject only to Permitted Liens) in favor of Lender in all Collateral (wherever located) from time to time owned by the Loan Party Obligors, (c) cause each Loan Party Obligor to guarantee all of the Obligations, and (d) facilitate the collection of the Collateral.  Without limiting the foregoing, each Loan Party Obligor shall, at its own cost and expense, promptly and duly take, execute, acknowledge and deliver (and/or use commercially reasonable efforts to cause such other applicable Person to take, execute, acknowledge and deliver) to Lender all promissory notes, security agreements, agreements with landlords, mortgagees and processors and other bailees, subordination and intercreditor agreements and other agreements, instruments and documents, in each case in form and substance reasonably acceptable to Lender, as Lender may request from time to time to perfect, protect, and maintain Lender's security interests in the Collateral, including the required priority thereof, and to fully carry out the transactions contemplated by the Loan Documents.  For the avoidance of doubt, no direct or indirect Foreign Subsidiary of Parent shall be required to be a Borrower or a Loan Party Obligor.

 Loan and Security Agreement

3.4 UCC Financing Statements.  Each Loan Party Obligor authorizes Lender to file, transmit, or communicate, as applicable, from time to time, Uniform Commercial Code financing statements, along with amendments and modifications thereto, in all filing offices selected by Lender, listing such Loan Party Obligor as the debtor and Lender as the secured party, and describing the collateral covered thereby in such manner as Lender may elect.  Each Loan Party Obligor also hereby ratifies its authorization for Lender to have filed in any filing office any financing statements filed prior to the date hereof.

4.	CERTAIN PROVISIONS REGARDING ACCOUNTS, INVENTORY, COLLECTIONS, APPLICATIONS OF PAYMENTS, INSPECTION RIGHTS, AND APPRAISALS.

4.1 Bank Accounts. Each Loan Party Obligor hereby represents and warrants that it has delivered to Lender a description of all Deposit Accounts and all other depositary and other accounts maintained by each Loan Party Obligor as of the Closing Date, which description includes for each such account the name of the Loan Party Obligor maintaining such account, the name, of the financial institution at which such account is maintained, the account number, and the purpose of such account.  After the Closing Date, no Loan Party Obligor shall open any new deposit accounts, bank accounts or other accounts used for the purpose of receiving collections on any Accounts without:  (i) providing to Lender the information required by the first sentence of this Section 4.1 with respect to such Deposit Accounts or other accounts, as applicable; and (ii) if such account is with Wells Fargo Bank, N.A., adding such deposit account or other account to the WF DACA; or if such deposit or other account is not with Wells Fargo Bank, N.A., delivering to Lender a deposit account control agreement in form an substance substantially similar to the WF DACA or otherwise acceptable to Lender, and upon delivery of the Instruments required by this clause (ii), such deposit or other accounts shall become Subject DACA Accounts.  Each Borrower  will, at its expense, establish (and revise from time to time as Lender may require) procedures acceptable to Lender, in Lender's sole discretion, for the collection of checks, wire transfers and all other proceeds of all of such Borrower's Accounts and other Collateral ("Collections"), which shall include, upon the occurrence and during the continuance of a Springing DACA Event, depositing all Collections received by such Borrower into one or more Subject DACA Accounts, as directed by Lender (each, a "Springing DACA Account"), under an arrangement acceptable to Lender with a depository bank acceptable to Lender, pursuant to which all funds deposited into each Springing DACA Account are to be transferred to Lender in such manner, and with such frequency, as Lender shall specify.  Each Borrower agrees to execute, and to cause its depository banks and other account holders to execute, such springing deposit account control agreements and other documentation as Lender shall require from time to time in connection with the foregoing, all in form and substance acceptable to Lender, and in any event such arrangements and documents must be in place on the date hereof with respect to accounts in existence on the date hereof, or prior to any such account being opened with respect to any such account opened after the date hereof, in each case excluding Restricted Accounts.  Prior to the Closing Date, Borrower shall deliver to Lender a complete and executed Authorized Accounts form regarding Borrower's operating account(s) into which the proceeds of Loans are to be paid in the form of Exhibit D annexed hereto.

4.2 Application of Payments.  All amounts paid to or received by Lender in respect of the monetary Obligations, from whatever source (whether from Borrower or any other Loan Party Obligor pursuant to such other Loan Party Obligor's guaranty of the Obligations, any realization upon any Collateral, or otherwise) shall, unless otherwise directed by Borrower with respect to any particular payment (unless an Event of Default shall then be continuing, in which event Lender may disregard Borrower's direction), be applied by Lender to the Obligations in such order as Lender may elect, and absent such election shall be applied as follows:

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(i) FIRST, to reimburse Lender for all out-of-pocket costs and expenses, and all indemnified losses, incurred by Lender which are reimbursable to Lender in accordance with this Agreement and/or any of the other Loan Documents,

(ii) SECOND, to any accrued but unpaid interest on any Protective Advances,

(iii) THIRD, to the outstanding principal of any Protective Advances,

(iv) FOURTH, to any accrued but unpaid fees owing to Lender under this Agreement and/or any other Loan Documents,

(v) FIFTH, to any unpaid accrued interest on the Obligations,

(vi) SIXTH, to the outstanding principal of the Revolving Loans, and, to the extent required by this Agreement, to cash collateralize the Letter of Credit Balance, and

(vii) SEVENTH, to the payment of any other outstanding Obligations; and after payment in full in cash of all of the outstanding monetary Obligations, any further amounts paid to or received by Lender in respect of the Obligations (so long as no monetary Obligations are outstanding) shall be paid over to Borrower or such other Person(s) as may be legally entitled thereto.  For purposes of determining the Borrowing Base, such amounts will be credited to the Loan Account and the Collateral balances to which they relate upon Lender's receipt of an advice from Lender's Bank (set forth in Section 5 of Schedule A) that such items have been credited to Lender's account at Lender's Bank (or upon Lender's deposit thereof at Lender's Bank in the case of payments received by Lender in kind), in each case subject to final payment and collection.  However, for purposes of computing interest on the Obligations, such items shall be deemed applied by Lender three Business Days after Lender's receipt of advice of deposit thereof at Lender's Bank.

4.3 Notification; Verification. Lender or its designee may, from time to time, (i) whether or not a Default or Event of Default has occurred, verify with the Account Debtors of the Loan Party Obligors the validity, amount and other matters relating to the Accounts of the Loan Party Obligors, by means of participating, in a silent capacity (listening, not speaking), on telephone calls to such Account Debtors made by personnel of such Loan Party Obligor or Parent’s then-engaged accounting firm; and (ii) if Lender in its Permitted Discretion determines that the Collateral is insufficient to fully secure the Obligations or that the prospect of payment or performance of the Obligations is materially impaired (x) notify Account Debtors of the Loan Party Obligors that Lender has a security interest in the Accounts of the Loan Party Obligors and direct such Account Debtors to make payment thereof directly to Lender; each such notification to be sent on the letterhead of such Loan Party Obligor and substantially in the form of Exhibit E annexed hereto; and (y) demand, collect or enforce payment of any Accounts (but without any duty to do so).  Each Loan Party Obligor hereby authorizes Account Debtors to make payments directly to Lender and to rely on notice from Lender without further inquiry. Lender may on behalf of each Loan Party Obligor endorse all items of payment received by Lender that are payable to such Loan Party Obligor for the purposes described above.

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4.4 Power of Attorney.  Borrower hereby grants to Lender an irrevocable power of attorney, coupled with an interest, authorizing and permitting Lender (acting through any of its officers, employees, attorneys or agents), at Lender's option, but without obligation, with or without notice to Borrower, and at Borrower's expense, to do any or all of the following, in Borrower's name or otherwise:

(a) (i) execute on behalf of Borrower any documents that Lender may, in its Permitted Discretion, deem advisable in order to perfect, protect and maintain Lender's security interests, and priority thereof, in the Collateral (including such financing statements and continuation financing statements, and amendments or other modifications thereto, as Lender shall deem necessary or appropriate); (ii) endorse Borrower's name on all checks and other forms of remittances received by Lender constituting proceeds of Collateral; (iii) pay any sums required on account of Borrower to secure the release of any Liens (including tax liens) thereon; (iv) pay any amounts necessary to obtain, or maintain in effect, any of the insurance described in Section 5.14 that Borrower has failed to obtain; (v) subject to the provisions of Section 4.3(ii) hereof, receive and otherwise take control in any manner of any cash or non-cash items of payment or Proceeds of Collateral; and (vi) receive, open and dispose of all mail addressed to Borrower at any post office box/lockbox maintained by Lender for Borrower; and

(b) After the occurrence and during the continuance of an Event of Default; (i) [reserved]; (ii) execute on behalf of Borrower any invoices relating to any Accounts, any draft against any Account Debtor, any proof of claim in bankruptcy, any notice of Lien or claim, and any assignment or satisfaction of mechanic's, materialman's or other Lien; (iii) except as otherwise provided in Section 4.3(i) hereof, execute on behalf of Borrower any notice to any Account Debtor; (iv) pay, contest or settle any Lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (v) grant extensions of time to pay, compromise claims relating to, and settle Accounts for less than face value and execute all releases and other documents in connection therewith; (vi) settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor; (xii) instruct any third party having custody or control of any Collateral or books or records belonging to, or relating to, Borrower to give Lender the same rights of access and other rights with respect thereto as Lender has under this Agreement or any other Loan Document; (viii) change the address for delivery of Borrower's mail; and (ix) instruct any Account Debtor to make all payments due to Borrower directly to Lender.

Any and all sums paid, and any and all costs, expenses, liabilities, obligations and reasonable attorneys' fees incurred, by Lender with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.  Borrower agrees that Lender's rights under the foregoing power of attorney and/or any of Lender's other rights under this Agreement or the other Loan Documents shall not be construed to indicate that Lender is in control of the business, management or properties of Borrower.

4.5 Disputes. Each Loan Party Obligor shall promptly notify Lender of all material disputes or claims relating to its Accounts.  Each Loan Party Obligor agrees that it will not, without Lender's prior written consent, compromise or settle any of its Accounts for less than the full amount thereof, grant any extension of time for payment of any of its Accounts, release (in whole or in part) any Account Debtor or other person liable for the payment of any of its Accounts or grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any of its Accounts or Chattel Paper; except (unless otherwise directed by Lender during the existence of a Default or an Event of Default) such Loan Party Obligor may take any of such actions in the ordinary course of its business consistent with past practices, provided that Borrower promptly reports the same to Lender to the extent the amount at issue with regard to any single account exceeds $100,000.

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4.6 Invoices. If Lender in its Permitted Discretion determines that the Collateral is insufficient to fully secure the Obligations or that the prospect of payment or performance of the Obligations is materially impaired at Lender's request, each Loan Party Obligor will cause all invoices and statements which it sends to Account Debtors or other third parties to be marked, in a manner satisfactory to Lender, to reflect Lender's security interest therein and payment instructions acceptable to Lender.

4.7 Inventory.

(a) Returns.  No Loan Party Obligor will accept returns of any Inventory from any Account Debtor except (i) Inventory returned in connection with a sale transaction involving such Inventory and (ii) in the ordinary course of its business.  In the event the value of returned  Inventory in any one calendar month exceeds $100,000 (collectively for all Loan Party Obligors), Borrower will notify Lender (which notice shall specify the value of all such returned Inventory, the reasons for such returns, and the locations and the condition of such returned Inventory) within 15 days after month end.

(b) Third Party Locations.  Loan Party Obligors shall endeavor to give Lender prior written notice of such Loan Party Obligor’s storage of Inventory at any location other than a location set forth on Section 1(d) of the Disclosure Schedule, provided, however in no event shall such Loan Party Obligor provide such written notice later than 15 Business Days after the end of the month in which such Inventory was stored at such other location.   For the avoidance of doubt, no such Inventory stored at any location other than a location previously set forth on Section 1(d) of the Disclosure Schedule shall be considered by Lender for compliance with the criteria set forth in clause (iv) of the defined term Eligible Inventory unless Lender shall have received (x) 15 Business Day’s prior written notice of such Inventory being moved or located as such other location, (y) the documents required by Section 3.3 hereof (or in lieu thereof a rent reserve equal to three (3) months’ rent for such location has been applied by Borrower in the calculation of the Borrowing Base) and (z) an updated Borrowing Base Certificate in form and substance satisfactory to Lender.

(c) Sale on Return, etc.  No Loan Party Obligor will, without Lender's prior written consent, at any time, sell any Inventory on a sale-or-return, guaranteed sale, consignment, or other contingent basis.

(d) Fair Labor Standards Act.  Each Loan Party Obligor represents and warrants, and covenants that at all times, that all of the Inventory of each Loan Party Obligor has been, at all times will be, produced only in accordance with the Fair Labor Standards Act of 1938 and all rules, regulations and orders promulgated thereunder.

4.8 Access to Collateral, Books and Records. At reasonable times, upon reasonable prior notice to Borrower, Lender and/or its representatives or agents shall have the right to inspect the Collateral, and the right to examine and copy each Loan Party Obligor's books and records relating to the Collateral.  Each Loan Party Obligor agrees to give Lender access to any or all of such Loan Party Obligor's premises to enable Lender to conduct such inspections and examinations.  So long as no Event of Default shall have occurred and be continuing, only two of such inspections and examinations per year shall be at Borrower's expense and the charge therefor shall be $1,000 per person per day (or such higher amount as shall represent Lender's then current standard charge), plus reasonable and documented out-of-pocket expenses.  Upon the occurrence and continuance of an Event of Default, Lender may, at Borrower's expense, require each Loan Party Obligor to cooperate with all reasonable requests of Lender, including making personnel of Borrower available to assist, with respect to the collection, sale or other disposition of Collateral.  Each Loan Party Obligor hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Lender, at Borrower's expense, all financial information, books and records, work papers, management reports and other information in their possession regarding the Collateral.

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4.9 Appraisals. Each Loan Party Obligor will permit Lender and each of its representatives or agents to conduct appraisals and valuations of the Collateral at such times and intervals as Lender may designate.  So long as no Event of Default shall have occurred and be continuing, only two of such appraisals and valuations per year shall be at Borrower's expense.

5.	REPRESENTATIONS, WARRANTIES AND COVENANTS.

To induce Lender to enter into this Agreement, each Loan Party Obligor represents, warrants and covenants as follows (it being understood and agreed that (a) each such representation and warranty (i) will be made as of the date hereof and be deemed remade as of each date on which any Loan is made or Letter of Credit is issued (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date, in which case such representation or warranty will be made as of such earlier and/or specified date), and (ii) shall not be affected by any knowledge of, or any investigation by, Lender, and (b) each such covenant shall continuously apply with respect to all times commencing on the date hereof and continuing until the Termination Date):

5.1 Existence and Authority. Each Loan Party Obligor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization (which jurisdiction is identified in Section 1(a) of the Disclosure Schedule) and is qualified to do business in each jurisdiction in which the operation of its business requires that it be qualified (which each such jurisdiction is identified in Section 1(a) of the Disclosure Schedule), except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect. Each Loan Party Obligor has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby. The execution, delivery and performance by each Loan Party Obligor of this Agreement and all of the other Loan Documents to which such Loan Party Obligor is a party have been duly and validly authorized, do not violate such Loan Party Obligor's Organic Documents, or any law or any agreement or instrument or any court order which is binding upon any Loan Party Obligor or its property, do not constitute grounds for acceleration of any Indebtedness or obligation under any material agreement or instrument which is binding upon any Loan Party Obligor or its property, and do not require the consent of any Person.  No Loan Party Obligor is required to obtain any government approval, consent, or authorization from, or to file any declaration or statement with, any Governmental Authority in connection with or as a condition to the execution, delivery or performance of any of the Loan Documents.  This Agreement and each of the other Loan Documents have been duly executed and delivered by, and are enforceable against each of the Loan Party Obligors who have signed them, in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  Section 1(f) of the Disclosure Schedule sets forth the ownership of Borrower and its Subsidiaries.

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5.2 Names; Trade Names and Styles.  The name of each Loan Party Obligor set forth on Section1(b) of the Disclosure Schedule is its correct and complete legal name as of the date hereof, and no Loan Party Obligor has used any other name at any time since January 1, 2011, or at any time will use any other name, in any tax filing made in any jurisdiction.  Listed in Section 1(b) of the Disclosure Schedule are all prior names used by each Loan Party Obligor at any time in the past five years and all of the present and prior trade names used by any Loan Party Obligor since January 1, 2011.  Borrower shall give Lender at least fifteen (15) Business Days' prior written notice (and will deliver an updated Section 1(b) of the Disclosure Schedule to reflect the same) before it or any other Loan Party Obligor changes its legal name or does business under any other name.

5.3 Title to Collateral; Third Party Locations; Permitted Liens. Each Loan Party Obligor has, and at all times will continue to have, good and marketable title to all of the Collateral.  The Collateral now is, and at all times will remain, free and clear of any and all Liens, except for Permitted Liens. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document (including any provision for, reference to, or acknowledgement of, any Lien or Permitted Lien), nothing herein and no approval by the Lender of any Lien or Permitted Lien (whether such approval is oral or in writing) shall be construed as or deemed to constitute a subordination by the Lender of any security interest or other right, interest or Lien in or to the Collateral or any part thereof in favor of any Lien or Permitted Lien or any holder of any Lien or Permitted Lien. Lender now has, and will at all times continue to have, a first-priority perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens, and each Loan Party Obligor will at all times defend Lender and the Collateral against all claims of others.  Except for leases or subleases as to which (i) Borrower has delivered to Lender a landlord's waiver in form and substance satisfactory to Lender, (ii) Collateral located in leased or subleased premises for which the Lender has established a Reserve, and (iii) Collateral valued at less than $100,000 in the aggregate at any time is located upon such leased or subleased premises, no Loan Party Obligor is or will be a lessee or sublessee under any real property lease or sublease.  Except for warehouses as to which (i) Borrower has delivered to Lender a warehouseman's waiver in form and substance satisfactory to Lender and (ii) Collateral valued at less than $100,000 in the aggregate at any time is located, no Loan Party Obligor is or will at any time be a bailor of any Goods at any warehouse or otherwise.  Prior to causing or permitting any Collateral to at any time be located upon premises in which any third party (including any landlord, warehouseman, or otherwise) has an interest, Borrower shall notify Lender and the applicable Loan Party Obligor shall cause each such third party to execute and deliver to Lender, in form and substance acceptable to Lender, such waivers, collateral access agreements, and subordinations as Lender shall specify, so as to, among other things, ensure that Lender's rights in the Collateral are, and will at all times continue to be, superior to the rights of any such third party and that Lender has access to such Collateral.  Each applicable Loan Party Obligor will keep at all times in full force and effect, and will comply at all times with all the terms of, any lease of real property where any of the Collateral now or in the future may be located.

5.4 Accounts. As of each date reported by Borrower, all Accounts which Borrower has then reported to Lender as then being Eligible Accounts comply in all respects with the criteria for eligibility set forth in the definition of Eligible Accounts.  All such Accounts are genuine and in all respects what they purport to be, arise out of a completed, bona fide and unconditional and non-contingent sale and delivery of goods or rendition of services by Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto, and the transactions giving rise to such Accounts a comply with all applicable laws and governmental rules and regulations.

5.5 [Reserved].

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5.6 Capitalization; Margin Stock.

(a) No Loan Party Obligor, directly or indirectly, owns, or shall at any time own, any capital stock or other equity interests of any other Person except as set forth in Sections 1(f) and 1(g) of the Disclosure Schedule, and such Sections of the Disclosure Schedule list all Investment Property owned by each Loan Party Obligor, except in each case for Permitted Investments and except as permitted by Section 5.24(a).

(b) No Loan Party Obligor owns, or has any present intention of acquiring, any "margin security" or any "margin stock" within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System (herein called "margin security" and "margin stock").  None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry, any margin security or margin stock or for any other purpose which might constitute the transactions contemplated hereby a "purpose credit" within the meaning of said Regulations T, U or X, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Exchange Act, or any rules or regulations promulgated under such statutes.

5.7 [Reserved].

5.8 Jurisdiction of Organization; Location of Collateral. Sections 1(c) and 1(d) of the Disclosure Schedule set forth (i) each place of business of each Loan Party Obligor (including its chief executive office), (ii) all locations where all Inventory and other Collateral owned by each Loan Party Obligor is kept, and (iii) whether each such Collateral location and/or place of business (including each Loan Party Obligor's chief executive office) is owned by a Loan Party Obligor or leased (and if leased, specifies the complete name and notice address of each lessor).  No Collateral is located outside the United States or in the possession of any lessor, bailee, warehouseman or consignee, except as expressly indicated in Sections 1(c) and 1(d) of the Disclosure Schedule or as otherwise permitted by this Agreement.  Each Loan Party Obligor will give Lender at least fifteen (15) Business Days' prior written notice before changing its jurisdiction of organization, opening any additional place of business, changing its chief executive office or the location of its books and records, or moving any of the Collateral to a location other than one of the locations set forth in Sections 1(c) and 1(d) of the Disclosure Schedule or as otherwise permitted by this Agreement, and will execute and deliver all financing statements, and subject to Section 4.7(b)(y), landlord waivers and collateral access agreements, together with all other agreements, instruments and documents which Lender shall reasonably require in connection therewith prior to making such change, all in form and substance satisfactory to Lender.  Without the prior written consent of Lender, no Loan Party Obligor will at any time (x) change its jurisdiction of organization or (y) allow any Collateral to be located outside of the United States of America except for Inventory being delivered to cruise ships.

5.9 Financial Statements and Reports; Solvency.

(a) All financial statements delivered to Lender by or on behalf of any Loan Party have been, and at all times will be, prepared in conformity with GAAP, and completely and fairly reflect the financial condition of each Loan Party covered thereby, at the times and for the periods therein stated, provided that the interim financial statements may be subject to changes from ordinary course year-end audit and quarterly review adjustments and such interim statements need not contain footnotes.

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(b) As of the date hereof (after giving effect to the Loans and Letters of Credit to be made or issued on the date hereof, and the consummation of the transactions contemplated hereby), and as of each other day that any Loan or Letter of Credit is made or issued (after giving effect thereof), (i) the fair saleable value of all of the assets and properties of each Loan Party, individually, exceeds the aggregate liabilities and Indebtedness of each such Loan Party (including contingent liabilities), (ii) each Loan Party, individually, is solvent and able to pay its debts as they come due, (iii) each Loan Party, individually, has sufficient capital to carry on its business as now conducted and as proposed to be conducted, (iv) no Loan Party is contemplating either the liquidation of all or any substantial portion of its assets or property, or the filing of any petition under any state, federal, or other bankruptcy or insolvency law, and (v) no Loan Party has knowledge of any Person contemplating the filing of any such petition against any Loan Party.

5.10 Tax Returns and Payments; Pension Contributions.

(a) Parent, and from and after the date of the applicable acquisition by Parent, each other Loan Party has timely filed all tax returns and reports required by applicable law, has timely paid all applicable taxes, assessments, deposits and contributions owing by such Loan Party and will timely pay all such items in the future as they became due and payable.  Each Loan Party may, however, defer payment of any contested taxes; provided, that such Loan Party (i) in good faith contests its obligation to pay such taxes by appropriate proceedings promptly and diligently instituted and conducted; (ii) notifies Lender in writing of the commencement of, and any material development in, the proceedings; (iii) posts bonds or takes any other commercially reasonable steps required to keep the contested taxes from becoming a Lien upon any of the Collateral and (iv) maintains adequate reserves therefor in conformity with GAAP.  No Loan Party is aware of any claims or adjustments proposed for any prior tax years that could result in additional taxes becoming due and payable by any Loan Party.  Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable laws.  Each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter or opinion letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service.  To the best knowledge of each Loan Party, nothing has occurred that would prevent or cause the loss of such tax-qualified status.  There are no pending or, to the best knowledge of any Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to result in liabilities individually or in the aggregate in excess of $100,000 on any Loan Party.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in liabilities individually or in the aggregate on any Loan Party in excess of $100,000. No ERISA Event has occurred, and no Loan Party is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan, in each case that could reasonably be expected to result in liabilities individually or in the aggregate in excess of $100,000. Each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained, in each case except as could not reasonably be expected to result in liabilities individually or in the aggregate to the Loan Parties in excess of $100,000.  As of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and no Loan Party knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) no Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid, except as could not reasonably be expected to result in liabilities individually or in the aggregate to the Loan Parties in excess of $100,000.  No Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid, except as could not reasonably be expected to result in liabilities individually or in the aggregate to the Loan Parties in excess of $100,000.   No Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA except as could not reasonably be expected to result in liabilities individually or in the aggregate to the Loan Parties in excess of $100,000.  The PBGC has not instituted, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC, to institute proceedings under Title IV of ERISA to terminate any Pension Plan except as could not reasonably be expected to result in liabilities individually or in the aggregate to the Loan Parties in excess of $100,000.

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(b) [Reserved]

5.11 Compliance with Laws; Intellectual Property; Licenses.

(a) Each Loan Party Obligor has complied, and will continue at all times to comply, with all provisions of all applicable laws and regulations, including those relating to the ownership of real or personal property, the conduct and licensing of each Loan Party Obligor's business, the payment and withholding of Taxes, ERISA and other employee matters, safety and environmental matters and employment insurance, vacation pay and employee income taxes, except to the extent such non-compliance could not reasonably be expected to result in a Material Adverse Effect.

(b) No Loan Party Obligor has received written notice of default or violation, nor is any Loan Party Obligor in default or violation, with respect to any judgment, order, writ, injunction, decree, demand or assessment issued by any court or any federal, state, local, municipal or other Governmental Authority relating to any aspect of any Loan Party Obligor's business, affairs, properties or assets.  No Loan Party Obligor has received written notice of or been charged with, or is, to the knowledge of any Loan Party Obligor, under investigation with respect to, any violation of any provision of any applicable law, except to the extent such alleged violations could not reasonably be expected to result in a Material Adverse Effect.

(c) No Loan Party Obligor owns any registered Intellectual Property, except as set forth in Section 4 of the Disclosure Schedule.  Except as set forth in Section 4 of the Disclosure Schedule, none of the registered Intellectual Property owned by any Loan Party Obligor is the subject of any licensing or franchise agreement pursuant to which such Loan Party Obligor is the licensor or franchisor.  Each Loan Party Obligor shall notify Lender in writing in accordance with clause (l) of Schedule D of any additional registered Intellectual Property rights acquired or arising after the Closing Date and shall submit to Lender a supplement to Section 4 of the Disclosure Schedule to reflect such additional rights.  Each Loan Party Obligor owns or has, and will at all times continue to own or have, the valid right to use all registered patents, trademarks, copyrights, software, computer programs, equipment designs, network designs, equipment configurations, technology and other Intellectual Property used, marketed and sold in such Loan Party Obligor's business, and each Loan Party Obligor is in compliance, and will continue at all times to comply, in all respects with all licenses, user agreements and other such agreements regarding the use of Intellectual Property, except, in each case, where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.  Except as disclosed to Lender in writing, no Loan Party Obligor has any knowledge that, or has received any notice claiming that, any of its registered Intellectual Property infringes upon or violates the rights of any other Person.

 Loan and Security Agreement

(d) Each Loan Party Obligor has and will continue at all times to have, all federal, state, local and other licenses and permits required to be maintained in connection with such Loan Party Obligor’s business operations, and all such licenses and permits are valid and in full force and effect, except to the extent the failure to have or maintain such licenses and permits could not reasonably be expected to result in a Material Adverse Effect.  Each Loan Party Obligor has, and will continue at all times to have, complied with the requirements of such licenses and permits in all material respects, and has received no written notice of any pending or threatened proceedings for the suspension, termination, revocation or limitation thereof, except where the failure to have or comply with such licenses and permits, or to receive such notices, could not reasonably be expected to result in a Material Adverse Effect.  No Loan Party Obligor is aware of any facts or conditions that could reasonably be expected to cause or permit any of such licenses or permits to be voided, revoked or withdrawn, except to the extent the loss of such license or permit would not be reasonably expected to have a Material Adverse Effect.

5.12 Litigation. Except for claims incurred in the ordinary course of business with respect to which Parent does not reasonably believe will result in a Material Adverse Effect, and except for any other matters (i) disclosed in Parent’s SEC Form 10-Q for the fiscal quarter most-recently then ended or (ii) during the period subsequent to such Form 10-Q filing but prior to the immediately following Form 10-Q filing, disclosed to Lender pursuant to Section 5.15(h) of this Agreement, there are no claims, proceedings, litigation or investigations pending or (to the best of each Loan Party Obligor's knowledge) threatened in writing against any Loan Party Obligor.  There is no claim, suit, litigation, proceeding or investigation pending or (to the best of each Loan Party Obligor's knowledge) threatened in writing by or against or affecting any Loan Party Obligor in any court or before any Governmental Authority as to which Parent has not established appropriate reserves as required by GAAP.

5.13 Use of Proceeds. All proceeds of all Loans and Letters of Credit shall be used by Borrower solely (i) to pay the fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, (ii) for Borrower's working capital purposes and (iii) for such other purposes not prohibited by this Agreement.  All proceeds of all Loans and Letters of Credit will be used solely for lawful business purposes.

5.14 Insurance.

(a) Each Loan Party Obligor will at all times carry property, liability and other insurance, with financially sound and reputable insurance companies, in such form and amounts, and with such deductibles and other provisions as are usually obtained by companies engaged in the same or similar business as such Loan Party Obligors and which are satisfactory to Lender, and Borrower will provide Lender with evidence satisfactory to Lender that such insurance is, at all times, in full force and effect.  A true and complete listing of such insurance as of the Closing Date, including issuers, coverages and deductibles, has been delivered to Lender prior to the Closing Date.  Each property insurance policy shall name Lender as loss payee with respect to the Collateral and shall contain a lender's loss payable endorsement in form reasonably acceptable to Lender, each liability insurance policy shall name Lender as an additional insured shall be collaterally assigned to Lender, all in form and substance reasonably satisfactory to Lender.  All policies of insurance shall provide that they may not be cancelled or changed without at least thirty days' prior written notice to Lender.  Borrower shall advise Lender promptly of any policy cancellation, non-renewal, reduction, or material amendment with respect to any insurance policies maintained by any Loan Party Obligor or any receipt by any Loan Party Obligor of any notice from any insurance carrier regarding any intended or threatened cancellation, non-renewal, reduction or material amendment of any of such policies, and Borrower shall promptly deliver to Lender copies of all notices and related documentation received by any Loan Party Obligor in connection with the same.

 Loan and Security Agreement

(b) Borrower shall deliver to Lender no later than fifteen (15) days prior to the expiration of any then current insurance policies, insurance certificates evidencing renewal of all such insurance policies required by this Section 5.14.  Borrower shall deliver to Lender, upon Lender's written request, certificates evidencing such insurance coverage in a form reasonably acceptable to Lender.  If any Loan Party Obligor fails to provide Lender with a certificate of insurance or other evidence of the continuing insurance coverage required by this Agreement within the time period set forth in the first sentence of this Section 5.14(b), Lender may purchase insurance required by this Agreement at Borrower's expense.  This insurance may, but need not, protect any Loan Party Obligor’s interests.

5.15 Financial, Collateral and Other Reporting / Notices. Each Loan Party has kept and will at all times keep adequate records and books of account with respect to its business activities and the Collateral in which proper entries are made in accordance with GAAP, as applicable, reflecting all its financial transactions.  Each Loan Party Obligor will cause to be prepared and furnished to Lender, in each case in a form and in such detail as is acceptable to Lender the following items (the items to be provided under this Section 5.15 shall be delivered to Lender by posting on Passport 6.0 (or, if requested by Lender, by another form of Approved Electronic Communication or in writing)).

(a) Borrowing Base / Collateral Reports / Insurance Certificates / Disclosure Schedules / Other Items. The items described on Schedule D hereto by the respective dates set forth therein, including, without limitation, a Borrowing Base Certificate in the form of Schedule C attached hereto;

(b) Annual Financial Statements.  Not later than 120 days after the close of each Fiscal Year, unqualified, audited financial statements of the Parent as of the end of such year, including balance sheet, income statement, and statement of cash flow, on a consolidated basis (including management discussion and analysis of such results), certified by a firm of independent certified public accountants of recognized standing selected by Parent, together with a copy of any management letter issued in connection therewith.  Concurrently with the delivery of such financial statements, Borrower shall deliver to Lender a Compliance Certificate, indicating whether any Default or Event of Default is then in existence;

(c) Interim Financial Statements.  (i) Not later than thirty days after the end of each month hereafter (other than for the months of March, June, September and December, unaudited interim financial statements of Parent as of the end of such month and of the portion of such Fiscal Year then elapsed, including balance sheet, income statement, and statement of cash flow, on a consolidated basis, certified by the principal financial officer of Parent as prepared in accordance with GAAP, and fairly presenting the consolidated financial position and results of operations (including management discussion and analysis of such results) of the Parent for such month and period subject only to changes from ordinary course year-end audit adjustments and except that such statements need not contain footnotes.  Concurrently with the delivery of such financial statements, Borrower shall deliver to Lender a Compliance Certificate, indicating whether any Default or Event of Default is then in existence;

(ii) Not later than forty-five days after the end of each fiscal quarter of Parent ending hereafter (other than for the month of December), unaudited interim financial statements of Parent as of the end of such fiscal quarter and of the portion of such Fiscal Year then elapsed, including balance sheet, income statement, and statement of cash flow, on a consolidated basis, certified by the principal financial officer of Parent as prepared in accordance with GAAP, and fairly presenting the consolidated financial position and the results of operations (including management discussion and analysis of such results) of the Parent for such quarter and period subject only to changes from ordinary course year-end audit adjustments and except that such statements need not contain footnotes.  Concurrently with the delivery of such financial statements, Borrower shall deliver to Lender a Compliance Certificate, indicating whether any Default or Event of Default is then in existence.

 Loan and Security Agreement

(d) Annual Budget, Projections, Etc.  Not later than ninety days after the end of each Fiscal Year, the annual budget for the following Fiscal Year for the Loan Parties on a consolidated basis, which annual budget shall include for each such period monthly Borrowing Base projections, profit and loss projections, balance sheet projections, income statement projections and cash flow projections;

(e) Shareholder Reports, Etc.  To the extent the following are not publicly available on the Guarantor’s website or on the website of the Securities and Exchange Commission, promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which each Loan Party has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which any Loan Party files with the Securities and Exchange Commission or any Governmental Authority which may be substituted therefor, or any national securities exchange;

(f) ERISA Reports.  Copies of any annual report to be filed pursuant to the requirements of ERISA in connection with each plan subject thereto promptly upon request by Lender and in addition, each Loan Party shall promptly notify Lender upon having knowledge of any ERISA Event; and

(g) Tax Returns.  Within fifteen (15) days after request by Lender, federal, provincial and state income tax return filed by any Loan Party, together with such supporting documentation as is supplied to the applicable tax authority with such return and proof of payment of any amounts owing with respect to such return.

(h) Notification of Certain Changes.  Borrower will promptly (and in no case later than the earlier of (i) five Business Days after the occurrence of any of the following and (ii) such other date that such information is required to be delivered pursuant to this Agreement or any other Loan Document) notify Lender in writing of: (i) the occurrence of any Default or Event of Default, (ii) the occurrence of any event that has had, or would reasonably be expected to have, a Material Adverse Effect, (iii) any change in any Loan Party Obligor's Senior Officers or directors, (iv) any investigation, action, suit, proceeding or claim or any material development with respect to any existing investigation, action, suit, proceeding or claim, in either case, which is outside the ordinary course of business and relating to any Loan Party Obligor, any officer or director of a Loan Party Obligor, the Collateral or which would reasonably be expected to result in a Material Adverse Effect, (v) any material loss or damage to the Collateral, and (vi) any change in any Loan Party Obligor's certified accountant.  In the event of each such notice under this Section 5.15(h), Borrower shall give notice to Lender of the action or actions that each Loan Party Obligor has taken, is taking, or proposes to take with respect to the event or events giving rise to such notice obligation.

(i) Other Information.  Promptly upon request, such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or each Loan Party Obligor's business or financial condition or results of operations.

5.16 Litigation Cooperation. Should any third-party suit, regulatory action, or any other judicial, administrative, or similar proceeding be instituted by or against Lender with respect to any Collateral or in any manner relating to any Loan Party, this Agreement, any other Loan Document or the transactions contemplated hereby, each Loan Party Obligor shall, without expense to Lender, make available each Loan Party Obligor, such Loan Party Obligor's officers, employees and agents, and any Loan Party Obligor's books and records, without charge, to the extent that Lender may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

 Loan and Security Agreement

5.17 Maintenance of Collateral, Etc. No Loan Party Obligor will use the Collateral for any unlawful purpose.

5.18 Material Contracts. No Loan Party Obligor is (a) a party to any contract which has had or would reasonably be expected to have a Material Adverse Effect or (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any contract to which it is a party or by which any of its assets or properties is bound, which default, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.  Except for the contracts and other agreements delivered to Lender prior to the Closing Date or thereafter at Lender’s request, no Loan Party Obligor is party, as of the Closing Date, to any (i) employment agreements covering the management of any Loan Party Obligor, (ii) collective bargaining agreements or other labor agreements covering any employees of any Loan Party Obligor, (iii) agreements for managerial, consulting or similar services to which any Loan Party Obligor is a party or by which it is bound, (iv) agreements regarding any Loan Party Obligor, its assets or operations or any investment therein to which any of its equity holders is a party, (in each case with respect to any contract of the type described in the preceding clauses (i), (iii) and (iv) requiring payments of more than $25,000 in the aggregate in any Fiscal Year), (iv) partnership agreements to which any Loan Party Obligor is a partner, limited liability company agreements to which any Loan Party Obligor is a member or manager, or joint venture agreements to which any Loan Party Obligor is a party, (v) real estate leases, or (vi) any other contract to which any Loan Party Obligor is a party, in each case with respect to this clause (vi) the breach, nonperformance or cancellation of which, would reasonably be expected to have a Material Adverse Effect.

5.19 No Default. No Default or Event of Default has occurred and is continuing.

5.20 No Material Adverse Change. Since June 30, 2014 there has been no material adverse change in the financial condition, business, operations, or properties of any Loan Party Obligor.

5.21 Full Disclosure. No written report, notice, certificate, information or other statement  delivered or made (including, in electronic form) by or on behalf of any Loan Party, Obligor to Lender in connection with this Agreement or any other Loan Document contains or will at any time contain any untrue statement of a material fact, or omits or will at any time omit to state any material fact necessary to make any statements contained herein or therein not misleading.  Except for matters of a general economic or political nature which do not affect any Loan Party Obligor uniquely, there is no fact presently known to any Loan Party Obligor which has not been disclosed to Lender, which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.22  Sensitive Payments. No Loan Party Obligor (a) has made or will at any time make any contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the applicable laws of the United States or the jurisdiction in which made or any other applicable jurisdiction, (b) has established or maintained or will at any time establish or maintain any unrecorded fund or asset for any purpose or made any false or artificial entries on its books, (c) has made or will at any time make any payments to any Person with the intention that any part of such payment was to be used for any purpose other than that described in the documents supporting the payment, or (d) has engaged in or will at any time engage in any "trading with the enemy" or other transactions violating any rules or regulations of the Office of Foreign Assets Control or any similar applicable laws, rules or regulations.

 Loan and Security Agreement

5.23 Parent. Parent has not nor shall it in the future, except as otherwise permitted in this agreement (i) engage in any business activities other than serving as a passive holding company for Borrower or any other Loan Party Obligor, (ii) have any material assets other than the outstanding shares of equity interests issued by Borrower, Swisher International or any other Loan Party Obligor, (iii) have any Subsidiaries other than those set forth on the Disclosure Schedule or permitted in under this Agreement, or (iv) have any material liabilities other than the Obligations or as permitted by this Agreement and obligations and liabilities ancillary to the foregoing activities described in this Section 5.23.

5.24 Negative Covenants. No Loan Party Obligor shall, and no Loan Party Obligor shall permit any other Loan Party Obligor to, without Lender's prior written consent:

(a) merge or consolidate with another Person, form any new Subsidiary or acquire any interest in any Person which if a United States domestic Subsidiary, does not become a Loan Party Obligor;

(b) acquire any assets except in the ordinary course of business or as otherwise permitted by this Agreement;

(c) enter into any transaction outside the ordinary course of business that is not expressly permitted by this Agreement;

(d) sell, transfer, return, or dispose of any Collateral or other assets other than (i) any sale, transfer or disposition of finished goods Inventory in the ordinary course of its business, (ii) any sale, transfer or disposition of assets other than finished goods Inventory in the ordinary course of business not to exceed $500,000 in the aggregate per calendar year, (iii) any sale, transfer or disposition of assets other than finished goods Inventory not in the ordinary course of business not to exceed an amount that would result in a reduction of the Borrowing Base (determined as of the most recent Borrowing Base Certificate delivered by Lender) by 10% or more, and (iv) Permitted Dispositions.

(e) make any loans to, or investments in, any Affiliate or other Person in the form of money or other assets; provided that (i) Parent and Borrower may make unsecured loans and investments in their wholly-owned domestic Subsidiaries that are Loan Party Obligors, (ii) Borrower may make unsecured loans and investments in Swisher Puerto Rico in an aggregate amount outstanding at any time not to exceed $*, (iii) Borrower may make unsecured loans and investments in Ontario Inc. and Canada Inc. in an aggregate amount outstanding at any time not to exceed $* collectively and (iv) Parent may make investments in any Borrower.

(f) incur any Indebtedness other than the Obligations and Permitted Indebtedness;
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* Confidential terms omitted and provided separately to the Securities and Exchange Commission.

 Loan and Security Agreement

(g) create, incur, assume or suffer to exist any Lien or other encumbrance of any nature whatsoever, other than in favor of Lender to secure the Obligations, on any of the Collateral whether now or hereafter owned, other than Permitted Liens;

(h) guaranty or otherwise become liable with respect to the obligations of another party or entity other than (i) the Obligations, (ii) guarantees in respect of Permitted Indebtedness, (iii) unsecured guarantees by Parent or Swisher International of the obligations of any other Loan Party Obligor and (iv) unsecured guarantees by any Loan Party Obligor of the obligations of 1283465 Ontario Inc. and 7324375 Canada Inc. not to exceed $500,000 in the aggregate at any time outstanding.

(i) pay or declare any dividends or other distributions on any Loan Party's stock or other equity interest (except for dividends payable solely in capital stock or other equity interests of such Loan Party and dividends and distributions to Borrower), provided, notwithstanding the foregoing, so long as no Default or Event of Default exists or would result therefrom, Borrower may make distributions to Swisher International for further distribution to Parent to permit Parent to pay its obligations in the ordinary course of business and consistent with Section 5.23 of this Agreement (including federal and state income taxes then due and owing by Parent (or its equity holders), so long as the amount of such distributions by each of Borrower and Parent shall not be greater, nor the receipt by each of Parent and Borrower of tax benefits less, than they would have been had Borrower and/or Parent not so filed consolidated income tax returns with such Person);

(j) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Loan Party's capital stock or other equity interests, other than (i) the purchase of equity interests of directors in the ordinary course of business upon termination of service, and (ii) the purchase of equity interests under the "withholding to cover" provisions of the Parent’s restricted stock plan, such amounts in the immediately foregoing clauses (i) and (ii) not to exceed $250,000 in the aggregate in any fiscal year;

(k) make any change in any Loan Party Obligor's capital structure, except for Permitted Dissolutions and Permitted Dispositions and except that Parent may issue common or preferred equity that is not mandatorily redeemable on a date that is earlier than the Termination Date;

(l) dissolve or elect to dissolve except for Permitted Dissolutions;

(m) engage, directly or indirectly, in a business other than the business which is being conducted on the date hereof or any business reasonably related, incidental or ancillary thereto, or except for Permitted Dissolutions or Permitted Dispositions, wind up its business operations or cease substantially all, or any material portion, of its normal business operations, or suffer any material disruption, interruption or discontinuance of a material portion of its normal business operations;

(n) pay any principal or other amount on any debt that is contractually subordinated to Lender in violation of the applicable subordination or intercreditor agreement;

(o) enter into any transaction with an Affiliate other than (i) on arms-length terms, which in the case of transactions requiring aggregate payments of $100,000 or more, are, disclosed to Lender in writing and (ii) investments permitted under Section 5.24(e) of this Agreement.

(p) change its jurisdiction of organization or enter into any transaction which has the effect of changing its jurisdiction of organization except as provided for in Section 5.8;

 Loan and Security Agreement

(q) amend or otherwise modify any of the terms or provisions of any Loan Party Obligor's Organic Documents, except for Permitted Dissolutions and except for such amendments or other modifications required by applicable law or that are not adverse to Lender; provided that Borrower shall promptly disclose in writing to Lender such amendments upon effecting same;

(r) enter into or assume any agreement prohibiting the creation or assumption of any Lien on the Collateral to secure the Obligations upon its properties or assets, whether now owned or hereafter acquired; or

(s) create or otherwise cause or suffer to exist or become effective any encumbrance or restriction (other than any Loan Documents) of any kind on the ability of any such Person to pay or make any dividends or distributions to Borrower, to pay any of the Obligations, to make loans or advances or to transfer any of its property or assets to Borrower, except customary terms and conditions in respect of any Permitted Indebtedness or Permitted Liens.

6.	RELEASE, LIMITATION OF LIABILITY AND INDEMNITY.

6.1 Release. Borrower and each Loan Party Obligor on behalf of itself and its successors, assigns, heirs, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Lender, its successors and assigns, their Affiliates, their respective directors, officers, employees, attorneys and agents (the "Released Parties") of and from any and all liability, including  all actual or potential claims, demands or causes of action of any kind, nature or description whatsoever, whether arising in law or equity or under contract or tort or under any state or federal law or otherwise which Borrower or any Loan Party or any of their successors, assigns, or other legal representatives has had, now has or has made claim to have against any of the Released Parties arising from acts or omissions pertaining to the transactions contemplated by this Agreement and the other Loan Documents, whether based on errors of judgment or mistake of law or fact, from the beginning of time to and including the Closing Date, whether such claims, demands and causes of action are matured or known or unknown (except any liability arising solely as the result of the gross negligence or willful misconduct of such Released Parties, as finally determined by a court of competent jurisdiction).  Notwithstanding any provision in this Agreement to the contrary, this Section 6.1 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Loans.  Such release is made on the date hereof and remade upon each request for a Loan or Letter of Credit by Borrower.

6.2 Limitation of Liability. In no circumstance will any of the Released Parties be liable for lost profits or other special, punitive, or consequential damages.  Notwithstanding any provision in this Agreement to the contrary, this Section 6.2 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Loans.

6.3 Indemnity. Each Loan Party Obligor hereby agrees to indemnify the Released Parties and hold them harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, costs and expenses (including attorneys' fees), of every nature, character and description, which the Released Parties may sustain or incur based upon or arising out of any of the transactions contemplated by this Agreement or any other Loan Documents or any of the Obligations, including any transactions or occurrences relating to the issuance of any Letter of Credit, any Collateral relating thereto, any drafts thereunder and any errors or omissions relating thereto (including any loss or claim due to any action or inaction taken by the issuer of any Letter of Credit or Lender) (and for this purpose any charges to Lender by any issuer of Letters of Credit shall be conclusive as to their appropriateness and may be charged to the Loan Account), or any other matter, cause or thing whatsoever occurred, done, omitted or suffered to be done by Lender relating to any Loan Party or the Obligations (except any such amounts sustained or incurred solely as the result of the gross negligence or willful misconduct of such Released Parties, as finally determined by a court of competent jurisdiction).  Notwithstanding any provision in this Agreement to the contrary, this Section 6.3 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Loans.

 Loan and Security Agreement

7.	EVENTS OF DEFAULT AND REMEDIES.

7.1 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default":

(a) if any warranty, representation, statement, report or certificate made or delivered to Lender by or on behalf of any Loan Party is untrue or misleading in any material respect;

(b) if any Loan Party Obligor fails to pay to Lender, (i) when due, any principal payment required under this Agreement or any other Loan Document, (ii) when due, any interest payment required under this Agreement or any other Loan Document; provided, that when exigent circumstances outside of the control of Borrower exist which prevent or delay any such interest payment from being made, two (2) Business Day after the date such interest payment is required, or (ii) within five (5) Business Days when due, any other monetary Obligation;

(c) if any Loan Party Obligor breaches any covenant or obligation contained in this Agreement or any other Loan Document;

(d) (i) any judgment or judgments, writ(s), order(s) or decree(s) for the payment of money are rendered against any Loan Party, the aggregate uninsured amount of which is in excess of the greater of (A) $* and (B) *% of the sum of (x) Excess Availability (after giving effect to any Reserves directly relating to such judgment), plus (y) immediately available unencumbered cash on hand subject to the WF DACA or any other deposit account control agreement in favor of Lender and in form and substance satisfactory to Lender; and (ii) (A) any judgment creditor shall take action to levy upon assets or properties of any such Loan Party constituting Collateral to enforce any such judgment, or (B) such judgment shall remain undischarged for a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, shall not be in effect, except for judgments secured by Liens permitted under clause (g) of the defined term Permitted Liens.

(e) any default with respect to any Indebtedness (other than the Obligations) in an aggregate amount of greater than $150,000 of any Loan Party if (i) such default shall consist of the failure to pay such Indebtedness when due, whether by acceleration or otherwise, or (ii) the effect of such default is to permit the holder, with or without notice or lapse of time or both, to accelerate the maturity of any such Indebtedness or to cause such Indebtedness to become due prior to the stated maturity thereof;

(f) the dissolution, death, termination of existence, insolvency or business failure or suspension or cessation of business as usual of any Loan Party Obligor (or of any general partner of any Loan Party Obligor if it is a partnership);

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* Confidential terms omitted and provided separately to the Securities and Exchange Commission.

 Loan and Security Agreement

(g) [Reserved].

(h) if any Loan Party Obligor shall apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its properties, admit in writing its inability to pay its debts as they mature, make a general assignment for the benefit of creditors, be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code or under any bankruptcy or insolvency law of a foreign jurisdiction, or file a voluntary petition in, or make an assignment into, bankruptcy, or a petition or an answer seeking reorganization or an arrangement or plan or arrangement or proposal with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing;

(i) the commencement of an involuntary case or other proceeding against any Loan Party Obligor seeking liquidation, reorganization, arrangement or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar applicable law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and the same is not dismissed within 60 days or would not constitute a Permitted Dissolution or if an order for relief is entered against any Loan Party Obligor under any bankruptcy, insolvency or other similar applicable law as now or hereafter in effect;

(j) the actual or attempted revocation or termination of, or limitation or denial of liability under, any guaranty of any of the Obligations, or any security document securing any of the Obligations, by any Loan Party Obligor;

(k) if any Loan Party Obligor makes any payment on account of any Indebtedness or obligation which has been contractually subordinated to the Obligations other than payments which are not prohibited by the applicable subordination provisions pertaining thereto, or if any Person who has subordinated such Indebtedness or obligations attempts to limit or terminate any applicable subordination provisions pertaining thereto;

(l) if there is any actual indictment or conviction of Borrower, any Guarantor or any of their respective Senior Officers under any criminal statute in each case related to a felony committed in the direct conduct of Borrower’s, or such Guarantor’s business, as applicable;

(m) Other than Permitted Dissolutions or Permitted Dispositions, if (i) Parent ceases to, directly or indirectly, own and control at least 100% of the outstanding equity interests of Swisher International on a fully diluted basis, (ii) Swisher International ceases to, directly or indirectly, own and control at least 100% of the outstanding equity interests of (a) Swisher Franchise on a fully diluted basis, (b) Swisher USA on a fully diluted basis, (c) SWSH Arizona on a fully diluted basis, (d) Sanolite on a fully diluted basis, (e) SWSH Daley on a fully diluted basis, (f) Mount Hood on a fully diluted basis or (iii) Swisher International ceases to, directly or indirectly, own and control at least 80% of the outstanding equity interests of (a) Service Michigan on a fully diluted basis, or (b) Service Tampa on a fully diluted basis;

(n) the occurrence and the continuance of a Material Adverse Effect for a period in excess of ten (10) Business Days (i) commencing on the date on which Lender has provided Borrower with written notice containing reasonable detail of the facts and circumstances of such Material Adverse Effect, and (ii) during which Borrower and Lender have made commercially reasonable efforts to consult with each other in good faith regarding a resolution or course of action regarding such Material Adverse Effect that is mutually acceptable to the parties; provided, that for the avoidance of doubt, it is understood and agreed that Lender shall have no obligation to honor any request to fund a Revolving Loan or issue a Letter of Credit under this Agreement during the period commencing on the date such Material Adverse Effect has occurred and terminating on the earlier of (i) the expiration of such ten (10) Business Day period, subject to the satisfaction of all conditions set forth in Section 1.6(b) of this Agreement and (ii) if sooner, the day on which such Material Adverse Effect ceases to be continuing.

 Loan and Security Agreement

(o) if any Lien purported to be created by any Loan Document shall cease to be a valid perfected first priority Lien (subject only to any priority accorded by law to Permitted Liens) on any material portion of the Collateral, or any Loan Party Obligor shall assert in writing that any Lien purported to be created by any Loan Document is not a valid perfected first priority lien (subject only to any priority accorded by law to Permitted Liens) on the assets or properties purported to be covered thereby;

(p) if any of the Loan Documents or Lien thereunder shall cease to be in full force and effect (other than as a result of the discharge thereof in accordance with the terms thereof or by written agreement of all parties thereto);

(q)  if (A) the outstanding balance of all Revolving Loans and the Letter of Credit Balance exceeds, at any time, the lesser of (x) the Maximum Revolving Facility Amount and (y) the Borrowing Base, or (B) any of the Loan Limits for Revolving Loans are, at any time, exceeded after giving effect to payments made within the time period as permitted by and specified in Section 1.7 of this Agreement; or

(r) (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party or any Subsidiary under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $100,000, (ii) the existence of any Lien for an amount over $100,000 under Section 430(k) or Section 6321 of the Code or Section 303(k) or Section 4068 of ERISA on any assets of a Loan Party, or (iii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $100,000.

7.2 Remedies with Respect to Lending Commitments/Acceleration/Etc. Upon the occurrence of an Event of Default Lender may, in Lender's sole discretion (i) terminate all or any portion of its obligations to lend to or extend credit to Borrower under this Agreement and/or any other Loan Document, without prior notice to any Loan Party, and/or (ii) demand payment in full of all or any portion of the Obligations (whether or not payable on demand prior to such Event of Default), and/or (iii) take any and all other and further actions and avail itself of any and all rights and remedies available to Lender under this Agreement, any other Loan Document, under law and/or in equity. Notwithstanding the foregoing sentence, upon the occurrence of any Event of Default described in Section 7.1(h) or Section 7.1(i), without notice, demand or other action by Lender all of the Obligations shall immediately become due and payable whether or not payable on demand prior to such Event of Default.

7.3 Remedies with Respect to Collateral. Without limiting any rights or remedies Lender may have pursuant to this Agreement, the other Loan Documents, under applicable law or otherwise, upon the occurrence and during the continuation of an Event of Default:

(a) Any and All Remedies.  Lender may take any and all actions and avail itself of any and all rights and remedies available to Lender under this Agreement, any other Loan Document, under law or in equity, and the rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law or otherwise.

 Loan and Security Agreement

(b) Collections; Modifications of Terms.  Lender may but shall be under no obligation to (i) notify all appropriate parties that the Collateral, or any part thereof, has been assigned to Lender; (ii) demand, sue for, collect and give receipts for and take all necessary or desirable steps to collect any Collateral or Proceeds in its or any Loan Party Obligor's name, and apply any such collections against the Obligations as Lender may elect; (iii) take control of any Collateral and any cash and non-cash Proceeds of any Collateral; (iv) enforce, compromise, extend, renew settle or discharge any rights or benefits of each Loan Party Obligor with respect to or in and to any Collateral, or deal with the Collateral as Lender may deem advisable; and (v) make any compromises, exchanges, substitutions or surrenders of Collateral Lender deems necessary or proper in its reasonable discretion, including extending the time of payment, permitting payment in installments, or otherwise modifying the terms or rights relating to any of the Collateral, all of which may be effected without notice to, consent of, or any other action of any Loan Party and without otherwise discharging or affecting the Obligations, the Collateral or the security interests granted to Lender under this Agreement or any other Loan Document.

(c) Insurance.  Lender may file proofs of loss and claim with respect to any of the Collateral with the appropriate insurer, and may endorse in its own and each Loan Party Obligor's name any checks or drafts constituting Proceeds of insurance. Any Proceeds of insurance received by Lender may be applied by Lender against payment of all or any portion of the Obligations as Lender may elect in its reasonable discretion.

(d) Possession and Assembly of Collateral.  Lender may take possession of the Collateral and/or without removal render each Loan Party Obligor's Equipment unusable. Upon Lender's request, each Loan Party Obligor shall assemble the Collateral and make it available to Lender at a place or places to be designated by Lender.

(e) Set-off.  Lender may and without any notice to, consent of or any other action by any Loan Party (such notice, consent or other action being expressly waived), set-off or apply (i) any and all deposits (general or special, time or demand, provisional or final) at any time held by or for the account of Lender or any Affiliate of Lender, and/or (ii) any Indebtedness at any time owing by Lender or any Affiliate of Lender or any Participant in the Loans to or for the credit or the account of any Loan Party Obligor, to the repayment of the Obligations irrespective of whether any demand for payment of the Obligations has been made.

(f) Disposition of Collateral.

(i) Sale, Lease, etc. of Collateral.  Lender may, without demand, advertising or notice, all of which each Loan Party Obligor hereby waives (except as the same may be required by the UCC or other applicable law and is not waivable under the UCC or such other applicable law), at any time or times in one or more public or private sales or other dispositions, for cash, on credit or otherwise, at such prices and upon such terms as determined by Lender (provided such price and terms are commercially reasonable within the meaning of the UCC to the extent such sale or other disposition is subject to the UCC requirements that such sale or other disposition must be commercially reasonable) (A) sell, lease, license or otherwise dispose of any and all Collateral, and/or (B) deliver and grant options to a third party to purchase, lease, license or otherwise dispose of any and all Collateral. Lender may sell, lease, license or otherwise dispose of any Collateral in its then-present condition or following any preparation or processing deemed necessary by Lender in its reasonable discretion. Lender may be the purchaser at any such public or private sale or other disposition of Collateral, and in such case Lender may make payment of all or any portion of the purchase price therefor by the application of all or any portion of the Obligations due to Lender to the purchase price payable in connection with such sale or disposition.  Lender may, if it deems it reasonable, postpone or adjourn any sale or other disposition of any Collateral from time to time by an announcement at the time and place of the sale or disposition to be so postponed or adjourned without being required to give a new notice of sale or disposition; provided, however, that Lender shall provide the applicable Loan Party Obligor with written notice of the time and place of such postponed or adjourned sale or disposition. Each Loan Party Obligor hereby acknowledges and agrees that Lender's compliance with any requirements of applicable law in connection with a sale, lease, license or other disposition of Collateral will not be considered to adversely affect the commercial reasonableness of any sale, lease, license or other disposition of such Collateral.

 Loan and Security Agreement

(ii) Deficiency.  Each Loan Party Obligor shall remain liable for all amounts of the Obligations remaining unpaid as a result of any deficiency of the Proceeds of the sale, lease, license or other disposition of Collateral after such Proceeds are applied to the Obligations as provided in this Agreement.

(iii) Warranties; Sales on Credit.  Lender may sell, lease, license or otherwise dispose of the Collateral without giving any warranties and may specifically disclaim any and all warranties, including but not limited to warranties of title, possession, merchantability and fitness.  Each Loan Party Obligor hereby acknowledges and agrees that Lender's disclaimer of any and all warranties in connection with a sale, lease, license or other disposition of Collateral will not be considered to adversely affect the commercial reasonableness of any such disposition of the Collateral. If Lender sells, leases, licenses or otherwise disposes of any of the Collateral on credit, Borrower will be credited only with payments actually made in cash by the recipient of such Collateral and received by Lender and applied to the Obligations. If any Person fails to pay for Collateral acquired pursuant this Section 7.3(f) on credit, Lender may re-offer the Collateral for sale, lease, license or other disposition.

(g) [Reserved].

(h) Election of Remedies.  Lender shall have the right in Lender's sole discretion to determine which rights, security, Liens and/or remedies Lender may at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way impairing, modifying or affecting any of Lender's other rights, security, Liens or remedies with respect to such Property, or any of Lender's rights or remedies under this Agreement or any other Loan Document.

(i) Lender's Obligations.  Each Loan Party Obligor agrees that Lender shall not have any obligation to preserve rights to any Collateral against prior parties or to marshal any Collateral of any kind for the benefit of any other creditor of any Loan Party Obligor or any other Person.  Lender shall not be responsible to any Loan Party Obligor or any other Person for loss or damage resulting from Lender's failure to enforce its Liens or collect any Collateral or Proceeds or any monies due or to become due under the Obligations or any other liability or obligation of any Loan Party Obligor to Lender.

(j) Waiver of Rights by Loan Party Obligors.  Except as otherwise expressly provided for in this Agreement or by non-waivable applicable law, each Loan Party Obilgor waives:  (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which any Loan Party Obligor may in any way be liable, and hereby ratifies and confirms whatever Lender may do in this regard, (b) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of its remedies and (c) the benefit of all valuation, appraisal, marshalling and exemption laws.

 Loan and Security Agreement

8.	LOAN GUARANTY.

8.1 Guaranty. Each Loan Party Obligor hereby agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Lender, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Obligations and all costs and expenses, including all court costs and attorneys' and paralegals' fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by Lender in endeavoring to collect all or any part of the Obligations from, or in prosecuting any action against, Borrower, any Loan Party Obligor of all or any part of the Obligations (and such costs and expenses paid or incurred shall be deemed to be included in the Obligations). Each Loan Party Obligor further agrees that the Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any branch or Affiliate of Lender that extended any portion of the Obligations.

8.2 Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Party Obligor waives any right to require Lender to sue or otherwise take action against Borrower, any other Loan Party Obligor or any other Person obligated for all or any part of the Obligations or otherwise to enforce its payment against any Collateral securing all or any part of the Obligations.

8.3 No Discharge or Diminishment of Loan Guaranty.

(a) Except as otherwise expressly provided for herein, the obligations of each Loan Party Obligor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of all of the applicable Obligations), including:  (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the applicable Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of Borrower or any Obligor; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Borrower or any Obligor, or their assets or any resulting release or discharge of any obligation of Borrower or any Obligor; or (iv) the existence of any claim, setoff or other rights which any Loan Party Obligor may have at any time against Borrower, any Obligor, Lender, or any other Person, whether in connection herewith or in any unrelated transactions.

(b) The obligations of each Loan Party Obligor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by Borrower or any Obligor, of the Obligations or any part thereof.

(c) Further, the obligations of any Loan Party Obligor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for all or any part of the Obligations or all or any part of any obligations of any Obligor; (iv) any action or failure to act by Lender with respect to any Collateral; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Party Obligor or that would otherwise operate as a discharge of any Loan Party Obligor as a matter of law or equity (other than the indefeasible payment in full in cash of all of the Obligations).

Loan and Security Agreement

8.4 Defenses Waived. To the fullest extent permitted by applicable law, each Loan Party Obligor hereby waives any defense based on or arising out of any defense of any Loan Party Obligor or the unenforceability of all or any part of the Obligations from any cause, or the cessation from any cause of the liability of any Loan Party Obligor, other than the indefeasible payment in full in cash of all of the Obligations. Without limiting the generality of the foregoing, each Loan Party Obligor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against Borrower, any Obligor, or any other Person.  Each Loan Party Obligor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder.  Lender may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any Collateral, compromise or adjust any part of the Obligations, make any other accommodation with Borrower or any Obligor or exercise any other right or remedy available to it against Borrower or any Obligor, without affecting or impairing in any way the liability of any Loan Party Obligor under this Loan Guaranty except to the extent the applicable Obligations have been fully and indefeasibly paid in cash.  To the fullest extent permitted by applicable law, each Loan Party Obligor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Party Obligor against Borrower or any Obligor or any security.

8.5 Rights of Subrogation. No Loan Party Obligor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against Borrower or any Obligor, or any Collateral, until the Termination Date.

8.6 Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of Borrower or any other Person, or otherwise, each Loan Party Obligor's obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not Lender is in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Obligations shall nonetheless be payable by the Loan Party Obligors forthwith on demand by Lender.  This Section 8.6 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Loans.

8.7 Information. Each Loan Party Obligor assumes all responsibility for being and keeping itself informed of Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that each Loan Party Obligor assumes and incurs under this Loan Guaranty, and agrees that Lender shall not have any duty to advise any Loan Party Obligor of information known to it regarding those circumstances or risks.

Loan and Security Agreement

8.8 Termination. To the maximum extent permitted by law, each Loan Party Obligor hereby waives any right to revoke this Guaranty as to future Obligations.  If such a revocation is effective notwithstanding the foregoing waiver, each Loan Party Obligor acknowledges and agrees that (a) no such revocation shall be effective until written notice thereof has been received by Lender, (b) no such revocation shall apply to any Obligations in existence on the date of receipt by Lender of such written notice (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (c) no such revocation shall apply to any Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of Lender, (d) no payment by Borrower, any other Loan Party Obligor, or from any other source, prior to the date of Lender's receipt of written notice of such revocation shall reduce the maximum obligation of any Loan Party Obligor hereunder, and (e) any payment, by Borrower or from any source other than a Loan Party Obligor which has made such a revocation, made subsequent to the date of such revocation, shall first be applied to that portion of the Obligations as to which the revocation is effective and which are not, therefore, guarantied hereunder, and to the extent so applied shall not reduce the maximum obligation of any Loan Party Obligor hereunder.

8.9 Maximum Liability. The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any state or federal corporate law or other law governing business entities, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Loan Party Obligor under this Loan Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Loan Party Obligor's liability under this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Loan Party Obligors or Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Loan Party Obligor's "Maximum Liability").  This Section with respect to the Maximum Liability of each Loan Party Obligor is intended solely to preserve the rights of Lender to the maximum extent not subject to avoidance under applicable law, and no Loan Party Obligor nor any other Person shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Loan Party Obligor hereunder shall not be rendered voidable under applicable law. Each Loan Party Obligor agrees that the Obligations may at any time and from time to time exceed the Maximum Liability of each Loan Party Obligor without impairing this Loan Guaranty or affecting the rights and remedies of Lender hereunder, provided that, nothing in this sentence shall be construed to increase any Loan Party Obligor's obligations hereunder beyond its Maximum Liability.

8.10 Contribution. In the event any Loan Party Obligor shall make any payment or payments under this Loan Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Loan Guaranty (such Loan Party Obligor a "Paying Guarantor"), each other Loan Party Obligor (each a "Non-Paying Guarantor") shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor's "Applicable Percentage" of such payment or payments made, or losses suffered, by such Paying Guarantor.  For purposes of this Section 8.10, each Non-Paying Guarantor's "Applicable Percentage" with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor's Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor's Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from Borrower after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Loan Party Obligors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Loan Party Obligor, the aggregate amount of all monies received by such Loan Party Obligors from Borrower after the date hereof (whether by loan, capital infusion or by other means).  Nothing in this provision shall affect any Loan Party Obligor's several liability for the entire amount of the applicable Obligations (up to such Loan Party Obligor's Maximum Liability).  Each of the Loan Party Obligors covenants and agrees that its right to receive any contribution under this Loan Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in full in cash of all of the applicable Obligations.  This provision is for the benefit of Lender and the Loan Party Obligors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

Loan and Security Agreement

8.11 Liability Cumulative. The liability of each Loan Party Obligor under this Section 8 is in addition to and shall be cumulative with all liabilities of each Loan Party Obligor to Lender under this Agreement and the other Loan Documents to which such Loan Party Obligor is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

9.	PAYMENTS FREE OF TAXES; OBLIGATION TO WITHHOLD; PAYMENTS ON ACCOUNT OF TAXES.

(a) Any and all payments by or on account of any obligation of the Loan Party Obligors hereunder or under any other Loan Document shall to the extent permitted by applicable laws be made free and clear of and without reduction or withholding for any Taxes.  If, however, applicable laws require the Loan Party Obligors to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such laws as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(b) If any Loan Party Obligor shall be required by applicable law to withhold or deduct any Taxes from any payment, then (A) such Loan Party Obligor shall withhold or make such deductions as are required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party Obligor shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the applicable law, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Loan Party Obligors shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.  Upon request by Lender or other Recipient,  Borrower shall deliver to Lender or such other Recipient, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment of Indemnified Taxes, a copy of any return required by applicable law to report such payment or other evidence of such payment reasonably satisfactory to Lender or such other Recipient, as the case may be.

(c) Without limiting the provisions of subsections (a) and (b) above, the Loan Party Obligors shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(d)  Without limiting the provisions of subsections (a) through (c) above, each Loan Party Obligor shall, and does hereby, on a joint and several basis indemnify Lender and each other Recipient (and their respective directors, officers, employees, affiliates and agents) and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes and Other Taxes (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid or incurred by Lender or any other Recipient on account of, or in connection with any Loan Document or a breach by a Loan Party Obligor thereof, and any penalties, interest and reasonable related expenses and losses arising therefrom or with respect thereto (including the fees, charges and disbursements of any counsel or other tax advisor for Lender or any other Recipient (or their respective directors, officers, employees, affiliates, and agents)), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of any such payment or liability delivered to Borrower shall be conclusive absent manifest error.  Notwithstanding any provision in this Agreement to the contrary, this Section 9 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Loans.

Loan and Security Agreement

(e)  Lender shall deliver to Borrower and each Participant shall deliver to the applicable Lender granting the participation, at the time or times prescribed by applicable laws, such properly completed and executed documentation prescribed by applicable laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit Borrower or Lender granting a participation, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender's or Participant's entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Recipient by the Loan Party Obligors pursuant to this Agreement or otherwise to establish such Recipient's status for withholding tax purposes in the applicable jurisdiction; provided each Recipient shall only be required to deliver such documentation as it may legally provide.

Without limiting the generality of the foregoing, if a Borrower is resident for tax purposes in the United States:

(i) any Lender (or Participant) that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to Borrower (or Lender granting a participation as applicable) an executed original of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable law or reasonably requested by Borrower (or Lender granting a participation) as will enable Borrower (or Lender granting a participation) as the case may be, to determine whether or not such Lender (or Participant) is subject to backup withholding or information reporting requirements under the Code;

(ii) any Lender (or Participant) that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Non-U.S. Recipient") shall deliver to Borrower (and Lender granting a participation in case the Non-U.S. Recipient is a Participant) and Lender on or prior to the date on which such Non-U.S. Person becomes a party to this Agreement or a Participant (and from time to time thereafter upon the reasonable request of Borrower or Lender granting the participation but only if such Non-U.S. Recipient is legally entitled to do so), whichever of the following is applicable: (I) executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party; (II) executed originals of Internal Revenue Service Form W-8ECI; (III) executed originals of Internal Revenue Service Form W-8IMY, accompanied by the applicable IRS form W-8 and other required certification documents from each beneficial owner and all required supporting documentation; (IV) each Non-U.S. Recipient claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, shall provide (x) a certificate to the effect that such Non-U.S. Recipient is not (A) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (y) executed originals of  Internal Revenue Service Form W-8BEN; and/or (V) executed originals of any other form prescribed by applicable law (including FATCA) as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or any Lender granting a participation, to determine the withholding or deduction required to be made.  Each Non-U.S. Recipient shall promptly notify Borrower (or any Lender granting a participation if the Non-U.S. Recipient is a Participant) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

Loan and Security Agreement

10.	GENERAL PROVISIONS.

10.1 Notices.

(a)   Notice by Approved Electronic Communications.

Lender and each of its Affiliates is authorized to transmit, post or otherwise make or communicate, in its sole discretion (but shall not be required to do so), by Approved Electronic Communications in connection with this Agreement or any other Loan Document and the transactions contemplated therein.  Lender is hereby authorized to establish procedures to provide access to and to make available or deliver, or to accept, notices, documents and similar items by posting to Passport 6.0.  All uses of Passport 6.0 and other Approved Electronic Communications shall be governed by and subject to, in addition to the terms of this Agreement, the separate terms, conditions and privacy policy posted or referenced in such system (or such terms, conditions and privacy policy as may be updated from time to time, including on such system) and any related contractual obligations executed by Lender and Loan Party Obligors in connection with the use of such system.  Each of the Loan Party Obligors and Lender hereby acknowledges and agrees that the use of Passport 6.0 and other Approved Electronic Communications is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing Lender and each of its Affiliates to transmit Approved Electronic Communications.  Passport 6.0 and all Approved Electronic Communications shall be provided "as is" and "as available".  None of Lender or any of its Affiliates or related persons warrants the accuracy, adequacy or completeness of Passport 6.0 or any other electronic platform or electronic transmission and disclaims all liability for errors or omissions therein.  No warranty of any kind is made by Lender or any of its Affiliates or related persons in connection with Passport 6.0 or any other electronic platform or electronic transmission, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects.  Each of Borrower and each other Loan Party Obligor executing this Agreement agrees that Lender has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with Passport 6.0, any Approved Electronic Communication or otherwise required for Passport 6.0 or any Approved Electronic Communication.

Prior to the Closing Date, Borrower shall deliver to Lender a complete and executed Client User Form regarding Borrower's use of Passport 6.0 in the form of Exhibit C annexed hereto.

No Approved Electronic Communications shall be denied legal effect merely because it is made electronically.  Approved Electronic Communications that are not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such Approved Electronic Communication, an E-Signature, upon which Lender and the Loan Party Obligors may rely and assume the authenticity thereof.  Each Approved Electronic Communication containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original.  Each E-Signature shall be deemed sufficient to satisfy any requirement for a "signature" and each Approved Electronic Communication shall be deemed sufficient to satisfy any requirement for a "writing", in each case including pursuant to this Agreement, any other Loan Document, the Uniform Commercial Code, the PPSA, the Federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural law governing such subject matter.  Each party or beneficiary hereto agrees not to contest the validity or enforceability of an Approved Electronic Communication or E-Signature under the provisions of any applicable law requiring certain documents to be in writing or signed; provided, that nothing herein shall limit such party's or beneficiary's right to contest whether an Approved Electronic Communication or E-Signature has been altered after transmission.

Loan and Security Agreement

(b) All Other Notices.

All notices, requests, demands and other communications under or in respect of this Agreement or any transactions hereunder, other than those approved for or required to be delivered by Approved Electronic Communications (including via Passport 6.0 or otherwise pursuant to Section 10.1(a)), shall be in writing and shall be personally delivered or mailed (by prepaid registered or certified mail, return receipt requested), sent by prepaid recognized overnight courier service, or by email to the applicable party at its address or email address indicated below,

If to Lender:

Siena Lending Group LLC
1177 Summer Street
Stamford, Connecticut 06905
Attention: Steve Sanicola
Email: ssanicola@sienalending.com

with a copy to:

Blank Rome LLP
The Chrysler Building
405 Lexington Avenue
New York, NY  10174
Attention:  Lawrence F. Flick II, Esq.
Email:  Flick@blankrome.com

If to Borrower or any other Loan Party Obligor:

Swisher Hygiene Inc.
4725 Piedmont Row Drive
Suite 400
Charlotte, NC 28210
Attention:  William T. Nanovsky, Chief Financial Officer
Email:  bnanovsky@swsh.com

Loan and Security Agreement

with a copy to:

Akerman LLP
Las Olas Center II, Suite 1600
305 East Las Olas Blvd.
Ft. Lauderdale, FL 33301
Attention:  Edward Ristaino, Esq.
Email:  edward.ristaino@akerman.com

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party delivered as aforesaid.  All such notices, requests, demands and other communications shall be deemed given (a) when personally delivered, (b) three (3) Business Days after being deposited in the mails with postage prepaid (by registered or certified mail, return receipt requested), (c) one (1) Business Day after being delivered to the overnight courier service, if prepaid and sent overnight delivery, addressed as aforesaid and with all charges prepaid or billed to the account of the sender, or (d) when sent by email transmission to an email address designated by such addressee and the sender receives a confirmation of transmission.

10.2 Severability. If any provision of this Agreement or any other Loan Document is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement or such other Loan Document, as the situation may require, and this Agreement and the other Loan Documents shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein or therein, as the case may be.

10.3 Integration. This Agreement and the other Loan Documents represent the final, entire and complete agreement between each Loan Party Obligor party hereto and thereto and Lender and supersede all prior and contemporaneous negotiations, oral representations and agreements, all of which are merged and integrated into this Agreement.  THERE ARE NO ORAL UNDERSTANDINGS, REPRESENTATIONS OR AGREEMENTS BETWEEN THE PARTIES THAT ARE NOT SET FORTH IN THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

10.4 Waivers. The failure of Lender at any time or times to require any Loan Party Obligor to strictly comply with any of the provisions of this Agreement or any other Loan Documents shall not waive or diminish any right of Lender later to demand and receive strict compliance therewith.  Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar.  None of the provisions of this Agreement or any other Loan Document shall be deemed to have been waived by any act or knowledge of Lender or its agents or employees, but only by a specific written waiver signed by an authorized officer of Lender and delivered to Borrower.  Once an Event of Default shall have occurred, it shall be deemed to continue to exist and not be cured or waived unless cured pursuant to the terms of this Agreement or specifically waived in writing by an authorized officer of Lender and delivered to Borrower.  Each Loan Party Obligor waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, Instrument, Account, General Intangible, Document, Chattel Paper, Investment Property or guaranty at any time held by Lender on which such Loan Party Obligor is or may in any way be liable, and notice of any action taken by Lender, unless expressly required by this Agreement, and notice of acceptance hereof.

Loan and Security Agreement

10.5 Amendment. This Agreement may not be amended or modified except in a writing executed by Borrower, the Loan Party Obligors party hereto (to the extent such amendment is directly adverse to such Loan Party Obligor), and Lender.  Upon the occurrence of a Permitted Disposition or any sale of assets permitted hereunder and subject to the satisfaction of the conditions contained in such defined term in this Agreement, Lender agrees to release the entity, the equity interests of which are sold pursuant to such Permitted Disposition, from its Obligations hereunder and under the Loan Documents, and to release its Lien on any Collateral sold pursuant to such Permitted Disposition, as applicable.

10.6 Time of Essence. Time is of the essence in the performance by each Loan Party Obligor of each and every obligation under this Agreement and the other Loan Documents.

10.7 Expenses, Fee and Costs Reimbursement. Borrower hereby agrees to promptly pay all out of pocket costs and expenses of Lender (including the out of pocket fees, costs and expenses of legal counsel to, and appraisers, accountants, consultants and other professionals and advisors retained by or on behalf of, Lender, all of which shall be reasonable, prior to the occurrence and continuance of an Event of Default) in connection with: (A) all loan proposals and commitments pertaining to the transactions contemplated hereby (whether or not such transactions are consummated), (B) the examination, review, due diligence investigation, documentation, negotiation, and closing of the transactions contemplated by the Loan Documents (whether or not such transactions are consummated), (C) the creation, perfection and maintenance of Liens pursuant to the Loan Documents, (D) the performance by Lender of its rights and remedies under the Loan Documents, (E) the administration of the Loans (including usual and customary fees for wire transfers and other transfers or payments received by Lender on account of any of the Obligations) and Loan Documents, (F) any amendments, modifications, consents and waivers to and/or under any and all Loan Documents (whether or not such amendments, modifications, consents or waivers are consummated), (G) any periodic public record searches conducted by or at the request of Lender (including, title investigations and public records searches), pending litigation and tax lien searches and searches of applicable corporate, limited liability company, partnership and related records concerning the continued existence, organization and good standing of certain Persons), (H) protecting, storing, insuring, handling, maintaining, auditing, examining, valuing or selling any Collateral, (I) any litigation, dispute, suit or proceeding relating to any Loan Document, and (J) any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all of the Loan Documents (it being agreed that such costs and expenses may include the costs and expenses of workout consultants, investment bankers, financial consultants, appraisers, valuation firms and other professionals and advisors retained by or on behalf of Lender).  Any fees, costs and expenses owing by Borrower or other Loan Party Obligor hereunder shall be due and payable within three days after written demand therefor.

10.8 Benefit of Agreement; Assignability. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrower, each other Loan Party Obligor party hereto and Lender; provided, that neither Borrower nor any other Loan Party Obligor may assign or transfer any of its rights under this Agreement without the prior written consent of Lender, and any prohibited assignment shall be void.  No consent by Lender to any assignment shall release any Loan Party Obligor from its liability for any of the Obligations.  Lender shall have the right to assign all or any of its rights and obligations under the Loan Documents to one or more other Persons, subject to the consent of Borrower provided no Default or Event or Default shall have occurred and be continuing, which consent shall not be unreasonably withheld, conditioned or delayed, and each Loan Party Obligor agrees to execute all agreements, instruments and documents requested by Lender in connection with each such assignments.  Notwithstanding any provision of this Agreement or any other Loan Document to the contrary, Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement and the other Loan Documents to secure obligations of Lender, including any pledge or grant to secure obligations to a Federal Reserve Bank.

Loan and Security Agreement

10.9 Recordation of Assignment.  In respect of any assignment of all or any portion of any Lender's interest in this Agreement and/or any other Loan Documents at any time and from time to time, the following provisions shall be applicable:

(a) Borrower, or any agent appointed by Borrower, shall maintain a register (the "Register") in which there shall be recorded the name and address of each Person holding any Loans or any commitment to lend hereunder, and the principal amount and stated interest payable to such Person hereunder or committed by such Person under such Person's lending commitment.  Borrower hereby irrevocably appoints Lender (and/or any subsequent Lender appointed by Lender then maintaining the Register) as Borrower's non-fiduciary agent for the purpose of maintaining the Register.

(b) In connection with any negotiation, transfer or assignment as aforesaid, the transferor/assignor shall deliver to Lender then maintaining the Register an assignment and assumption agreement executed by the transferor/assignor and the transferee/assignee, setting forth the specifics of the subject transaction, including but not limited to the amount and nature of Obligations and/or lending commitments being transferred or assigned (and being assumed, as applicable), and the proposed effective date of such transfer or assignment and the related assumption (if applicable).

(c) Subject to receipt of any required tax forms reasonably required by Lender, such Person shall record the subject transfer, assignment and assumption in the Register.  Anything contained in this Agreement or other Loan Document to the contrary notwithstanding, no negotiation, transfer or assignment shall be effective until it is recorded in the Register pursuant to this Section 10.9(c).  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error; and Borrower and each Lender shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement and the other Loan Documents.  The Register shall be available for inspection by Borrower and each Lender at any reasonable time and from time to time upon reasonable prior notice.

10.10 Participations. Anything in this Agreement or any other Loan Document to the contrary notwithstanding, Lender may, at any time and from time to time, without in any manner affecting or impairing the validity of any Obligations, sell to one or more Persons participating interests in its Loans, commitments and/or other interests hereunder and/or under any other Loan Document (any such Person, a "Participant"); provided, that the rights of any such Participant with respect to voting on amendments to this Agreement shall be substantially consistent with the form language delivered by Lender to Borrower prior to the Closing Date.  In the event of a sale by Lender of a participating interest to a Participant, (a) such Lender's obligations hereunder and under the other Loan Documents shall remain unchanged for all purposes, (b) Borrower and Lender shall continue to deal solely and directly with each other in connection with Lender's rights and obligations hereunder and under the other Loan Documents and (c) all amounts payable by Borrower shall be determined as if Lender had not sold such participation and shall be paid directly to Lender, provided, however, a Participant shall be entitled to the benefits of Section 9 as if it were a Lender if Borrower is notified of the Participation and the Participant complies with Section 9(e).  Borrower agrees that if amounts outstanding under this Agreement or any other Loan Document are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and the other Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that such right of set-off shall not be exercised without the prior written consent of Lender and shall be subject to the obligation of each Participant to share with Lender its share thereof.  Borrower also agrees that each Participant shall be entitled to the benefits of Section 10.9 as if it were Lender.  Notwithstanding the granting of any such participating interests: (i) Borrower shall look solely to Lender for all purposes of this Agreement, the Loan Documents and the transactions contemplated hereby, (ii) Borrower shall at all times have the right to rely upon any amendments, waivers or consents signed by Lender as being binding upon all of the Participants, and (iii) all communications in respect of this Agreement and such transactions shall remain solely between Borrower and Lender (exclusive of Participants) hereunder.  Lender granting a participation hereunder shall maintain, as a non-fiduciary agent of Borrower, a register as to the participations granted and transferred under this Section containing the same information specified in Section 10.9 on the Register as if the each Participant were a Lender to the extent required to cause the Loans to be in registered form for the purposes of Sections 163(F), 165(J), 871, 881, and 4701 of the Code.

Loan and Security Agreement

10.11 Headings; Construction. Section and subsection headings are used in this Agreement only for convenience and do not affect the meanings of the provisions that they precede.

10.12  USA PATRIOT Act Notification. Lender hereby notifies the Loan Party Obligors that pursuant to the requirements of the USA PATRIOT Act, it may be required to obtain, verify and record certain information and documentation that identifies such Person, which information may include the name and address of each such Person and such other information that will allow Lender to identify such Persons in accordance with the USA PATRIOT Act.

   10.13  Confidentiality; Sharing Information. The Lender agrees to maintain the confidentiality of the Information, and not to use the Information other than in connection with or in the enforcement of the Loan Documents; provided, however, Lender may disclose such Information (a) to its examiners, Affiliates, outside auditors, counsel and other professional advisors but only if such persons are bound to keep the Information confidential pursuant to a confidentiality agreement in form and substance substantially similar to this provision, (b) to any prospective transferees but only if such transferees are bound to keep the Information confidential pursuant to a confidentiality agreement in form and substance substantially similar to this provision, and (c) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process; provided, further that (i) unless specifically prohibited by applicable law, Lender shall use its reasonable best efforts prior to disclosure thereof, to notify Borrower of the applicable request for disclosure of such Information (A) by a Governmental Authority or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such Governmental Authority) or (B) pursuant to legal process and (ii) in no event shall Lender be obligated to return any materials furnished by Borrower other than those documents and instruments in possession of Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated.  Notwithstanding any non-disclosure agreement or similar document executed by Lender in favor of Borrower or any of any of Borrower’s affiliates, the provisions of this Agreement shall supersede such agreements.

10.14 Counterparts; Fax/Email Signatures. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same agreement.  This Agreement may be executed by signatures delivered by facsimile or electronic mail, each of which shall be fully binding on the signing party.

Loan and Security Agreement

10.15 GOVERNING LAW. THIS AGREEMENT, ALONG WITH ALL OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED OTHERWISE IN SUCH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (EXCEPT 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAW).  FURTHER, THE LAW OF THE STATE OF NEW YORK SHALL APPLY TO ALL DISPUTES OR CONTROVERSIES ARISING OUT OF OR CONNECTED TO OR WITH THIS AGREEMENT AND ALL SUCH OTHER LOAN DOCUMENTS WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (EXCEPT 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAW).

10.16 CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BORROWER AND EACH OTHER LOAN PARTY OBLIGOR HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFOREMENTIONED COURTS.  BORROWER AND EACH OTHER LOAN PARTY OBLIGOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, OR BASED ON UPON 28 U.S.C. § 1404, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING AND ADJUDICATION OF ANY SUCH ACTION, SUIT OR PROCEEDING IN ANY OF THE AFOREMENTIONED COURTS AND AMENDMENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.   BORROWER AND EACH OTHER LOAN PARTY OBLIGOR HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR UNDER ANY AMENDMENT, WAIVER, AMENDMENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE OTHER TRANSACTION DOCUMENTS, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

10.17 Publication. Borrower and each other Loan Party Obligor consents to the publication by Lender of a tombstone, press releases or similar advertising material relating to the financing transactions contemplated by this Agreement, provided that Lender gives Borrower reasonable prior notice of the contents of such materials and such materials are in compliance with applicable law, and Lender reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

[Signature Page Follows]

Loan and Security Agreement

IN WITNESS WHEREOF, Borrower, each other Loan Party Obligor party hereto, and Lender have signed this Agreement as of the date first set forth above.

Borrower:

SANOLITE CORPORATION

By: /s/ William T. Nanovsky
Name:  William T. Nanovsky
Its:  Treasurer

SERVICE MICHIGAN, LLC

By: /s/ William T. Nanovsky
Name:  William T. Nanovsky
Its:  Treasurer

SERVICE TAMPA, LLC

By: /s/ William T. Nanovsky
Name:  William T. Nanovsky
Its:  Treasurer

Lender: SIENA LENDING GROUP LLC By: /s/ Anthony Lavinio Name: Anthony Lavinio Its: Director Authorized Signatory By: /s/ Steve Sanicola Name: Steve Sanicola Its: Director Authorized Signatory

SWISHER HYGIENE FRANCHISE CORP.

By: /s/ William T. Nanovsky
Name:  William T. Nanovsky
Its:  Treasurer

SWISHER HYGIENE USA OPERATIONS, INC.

By: /s/ William T. Nanovsky
Name:  William T. Nanovsky
Its:  Treasurer

SWSH MOUNT HOOD MFG., INC.

By: /s/ William T. Nanovsky
Name:  William T. Nanovsky
Its:  Treasurer

Loan and Security Agreement

SWSH ARIZONA MFG., INC.

By: /s/ William T. Nanovsky
Name:  William T. Nanovsky
Its:  Treasurer

SWSH DALEY MFG., INC.

By: /s/ William T. Nanovsky
Name:  William T. Nanovsky
Its:  Treasurer

SWISHER INTERNATIONAL, INC.

By:  /s/ William T. Nanovsky
Name:  William T. Nanovsky
Its:  Treasurer

Other Loan Party Obligors:

SWISHER HYGIENE INC.

By:  /s/ William T. Nanovsky
      Name:  William T. Nanovsky
      Its:   Senior Vice President and Chief
Financial Officer

Disclosure Schedule

1. Loan Party Information:
(a) Jurisdictions of Formation; Foreign Business Qualifications:

LOAN PARTY	JURISDICTION OF FORMATION	FOREIGN BUSINESS QUALIFICATIONS
Swisher Hygiene Inc.	Delaware	NC, NJ
Sanolite Corporation	New York	DE FL NJ
Service Michigan, LLC	Florida	MI OH
Service Tampa, LLC	Florida	None
Swisher Hygiene Franchise Corp.	North Carolina	NJ PA
Swisher Hygiene USA Operations, Inc.	Delaware	AK AL AR AZ CA CO CT FL GA HI IA ID IL IN KS KY LA MA MD ME MI MN MO MS MT NC ND NE NH NJ NM NV NY OH OK OR PA RI SC SD TN TX UT VA VT WA WI WV WY
SWSH Arizona MFG.., Inc.	Delaware	AZ NM NV TX
SWSH Daley MFG., Inc.	Delaware	CO FL IS LA MO TX
SWSH Mount Hood MFG., Inc.	Delaware	CO ID NV OR UT WA
Swisher International, Inc.	Nevada	AR CA CO CT DC DE FL GA HI IA IN KS KY LA MA MD MI MN MO MS MT NC NE NH OH OK OR PA SD TN UT VA VT WA WI WV WY

(b) Names:
LOAN PARTY OBLIGOR LEGAL NAME	PRIOR LEGAL NAMES	EXISTING TRADE NAMES	PRIOR TRADE NAMES
Swisher Hygiene Inc.	CoolBrands International Inc.	Swisher, Swisher Hygiene	International Brands Eskimo Pie
Sanolite Corporation	Sanolite Chemical Corporation	Sanolite
Service Michigan, LLC		Swisher Swisher Hygiene
Service Tampa, LLC
Swisher Hygiene Franchise Corp.		Swisher, Swisher Hygiene, Sani-Service
Swisher Hygiene USA Operations, Inc.
HB Service, LLC
Service Beverly Hills, LLC
Service California, LLC
Service Cincinnati, LLC
Service Columbus, LLC
Service Louisville, LLC
Service Mid-West LLC
Service Arkansas, LLC
Service Baltimore,LLC
Service Birmingham, LLC
Service Central FL, LLC
Service Chattanooga, LLC
Service Columbia, LLC
Service DC, LLC
Service Denver, LLC
Service Florida, LLC
Service Gainesville, LLC
Service Gold Coast, LLC
Service Greenville,LLC
Service Gulf Coast, LLC
Service Hawaii, LLC
Service Houston, LLC
Service Las Vegas, LLC
Service Memphis, LLC
Service Michigan, LLC
Service MidAtlantic, LLC
Service Nashville, LLC
Service New England LLC
Service New Mexico, LLC
Service New Orleans, LLC
Service North, LLC
Service North-Central, LLC
Service Oklahoma City, LLC
Service Philadelphia, LLC
Swisher Swisher Hygiene Go! Hospitality Santec Chemical

Service Phoenix, LLC
Service Portland, LLC
Service Salt Lake City, LLC
Service Seattle, LLC
Service South, LLC
Service St. Louis, LLC
Service Tallahassee, LLC
Service Tri-Cities, LLC
Service Virginia, LLC
Service West Coast, LLC
Service Western Pennsylvania, LLC
Service Carolina, LLC
Service Charlotte, LLC
Service Greensboro, LLC
Service Raleigh, LLC

SWSH Arizona MFG.., Inc.	ProClean ProClean Southwest
SWSH Daley MFG., Inc.	Daley Daley International
SWSH Mount Hood MFG., Inc.	Mt. Hood Solutions Company; Mt. Hood Solutions
Swisher International, Inc.	Swisher, Swisher Hygiene, Swisher International; Swisher Hygiene International, Inc.; Swisher International, Inc. (North Carolina); Swisher International, Inc., a corporation of Nevada;

(c) Collateral Locations:

Loan Party Obligor	Collateral Description	Collateral Location or Place of Business (including chief executive office)	City, State, Zip	Owner/Lessor (if leased)
Swisher Hygiene USA Operations, Inc. fka Service New Orleans, LLC	Inventory	*	*	*
Swisher Hygiene USA Operations, Inc. fka Service Birmingham, LLC	Inventory	*	*	*
Swisher Hygiene USA Operations, Inc.	Inventory	*	*	*
SWSH Arizona Mfg., Inc.	Books and Records Inventory	*	*	*
Swisher International, Inc.	Inventory	*	*	*
Swisher International, Inc.	Inventory	*	*	*
Swisher Hygiene Inc.	Inventory	*	*	*
Swisher Hygiene USA Operations, Inc. fka Service Beverly Hills, LLC	Inventory	*	*	*
Swisher Hygiene USA Operations, Inc. fka Service Beverly Hills, LLC	Inventory	*	*	*
Swisher Hygiene USA Operations, Inc. fka Service Beverly Hills, LLC	Inventory	*	*	*
Swisher Hygiene USA Operations, Inc. fka Service Beverly Hills, LLC	Inventory	*	*	*
Swisher Hygiene USA Operations, Inc.	Inventory	*	*	*

___________________________________________________
* Confidential terms omitted and provided separately to the Securities and Exchange Commission.

Swisher Hygiene USA Operations, Inc. fka Service Beverly Hills, LLC	Inventory	*	*	*
Swisher Hygiene USA Operations, Inc. fka Service Beverly Hills, LLC	Inventory	*	*	*
Swisher Hygiene USA Operations, Inc.	Inventory	*	*	*
Swisher Hygiene USA Operations, Inc.		*	*	*
Swisher Hygiene USA Operations, Inc.	Inventory	*	*	*
Swisher Hygiene Storage Bin	Inventory	*	*	*
Swisher Hygiene Storage bin	Inventory	*	*	*
Swisher Hygiene USA Operations, Inc.	Inventory	*	*	*
Swisher Hygiene USA Operations, Inc.	Inventory	*	*	*
Swisher Hygiene USA Operations, Inc.	Inventory	*	*	*
Swisher Hygiene USA Operations, Inc.	Inventory	*	*	*
Swisher Hygiene USA Operations, Inc.	Books and Records Inventory	*	*	*
Swisher Hygiene Storage Bin	Inventory	*	*	*
Swisher Hygiene USA Operations, Inc. fka Service South, LLC	Inventory	*	*	*
Swisher Hygiene USA Operations, Inc.	Inventory	*	*	*
Swisher Hygiene USA Operations, Inc.	Inventory	*	*	*
Swisher Hygiene USA Operations, Inc. fka HB Service, LLC	Books and Records Inventory	*	*	*

_____________________________________
* Confidential terms omitted and provided separately to the Securities and Exchange Commission.

Swisher Hygiene USA Operations, Inc.	Inventory	*	*	*
SWSH Daley Mfg., Inc., J.F. Daley International	Books and Records Inventory	*	*	*
Swisher Hygiene USA Operations, Inc. fka Service Baltimore, LLC	Inventory	*	*	*
Swisher Hygiene USA Operations, Inc. fka HB Service, LLC	Inventory	*	*	*
Swisher Hygiene USA Operations, Inc. by assignment from Swisher International, Inc.	Inventory	*	*	*
Swisher Hygiene USA Operations, Inc.	Inventory	*	*	*
Swisher Hygiene USA Operations, Inc. fka HB Service, LLC	Books and Records Inventory	*	*	*
Swisher Hygiene Storage Bin	Inventory	*	*	*
Swisher Hygiene USA Operations, Inc.	Inventory	*	*	*
Swisher Hygiene USA Operations, Inc. fka Service Midwest, LLC	Inventory	*	*	*
Swisher Hygiene USA Operations, Inc. fka Service Las Vegas, LLC	Inventory	*	*	*
Swisher Hygiene USA Operations, Inc.	Inventory	*	*	*
Sanolite Corporation	Books and Records Inventory	*	*	*
Swisher Hygiene USA Operations, Inc.	Books and Records Inventory	*	*	*
Swisher Hygiene USA Operations, Inc. (orig lease was Pro-Clean of Arizona, Inc.-not a Swisher entity)	Inventory	*	*	*

_____________________________________
* Confidential terms omitted and provided separately to the Securities and Exchange Commission.

Swisher Hygiene USA Operations, Inc.	Inventory	*	*	*
Swisher International, Inc.	Inventory	*	*	*
Swisher Hygiene USA Operations, Inc. fka Service Raleigh, LLC	Inventory		*	*
Swisher Hygiene USA Operations, Inc. fka Service Charlotte, LLC	Inventory	*	*	*
Swisher International, Inc.	Books and Records	*	*	*
Swisher International, Inc.	Inventory	*	*	*
Swisher Hygiene USA Operations, Inc. fka Service Cincinnati, LLC	Inventory	*	*	*
Swisher Hygiene USA Operations, Inc. fka Service Oklahoma City, LLC	Inventory	*	*	*
Swisher Hygiene USA Operations, Inc. fka Service Oklahoma City, LLC	Inventory	*	*	*
SWSH Mount Hood Mfg., Inc.	Books and Records Inventory	*	*	*
Swisher International, Inc.	Inventory	*	*	*
Swisher Hygiene USA Operations, Inc. fka Four-State Hygiene, Inc.	Inventory	*	*	*
Service Puerto Rico, LLC (sic) this was originally under Ipabe, Inc., a non-Swisher company	Books and Records Inventory	*	*	*
Swisher Hygiene USA Operations, Inc.	Inventory	*	*	*
Swisher Hygiene USA Operations, Inc. fka Service Greenville, LLC	Inventory	*	*	*

__________________________________________
* Confidential terms omitted and provided separately to the Securities and Exchange Commission.

Swisher Hygiene USA Operations, Inc. fka Service Columbia, LLC	Inventory	*	*	*
Swisher Hygiene - storage bin	Inventory	*	*	*
Swisher Hygiene	Inventory	*	*	*
Swisher Hygiene USA Operations, Inc. fka Service Memphis, LLC - original tenant was a non-Swisher entity Midsouth Hygiene Inc.	Inventory	*	*	*
Swisher Hygiene USA Operations, Inc. fka Service Nashville, LLC	Inventory	*	*	*
Swisher Hygiene USA Operations, Inc. fka Service Houston, LLC	Inventory	*	*	*
Swisher Hygiene USA Operations, Inc.	Inventory	*	*	*
Swisher Hygiene USA Operations, Inc.	Inventory	*	*	*
Swisher Hygiene	Inventory	*	*	*
Swisher Hygiene USA Operations, Inc.	Inventory	*	*	*
Swisher Hygiene USA Operations, Inc.	Inventory	*	*	*
Swisher Hygiene Storage bin	Inventory	*	*	*
Swisher Hygiene USA Operations, Inc. fka Service Minneapolis, LLC	Inventory	*	*	*
Swisher Hygiene USA Operations, Inc. fka HB Service, LLC	Inventory	*	*	*
Swisher Hygiene USA Operations, Inc.	Inventory	*	*	*

__________________________________________
* Confidential terms omitted and provided separately to the Securities and Exchange Commission.

 (d)     Collateral in Possession of Lessor, Bailee, Consignee, or Warehouseman: * Telephone:  * Toll Free:  *  Fax:   *  through its approximately * distribution centers that support Swisher nationally.  The nature of the assets would be chemicals that * purchases from our plants to enable them to facilitate redistribution to Swisher’s * branches.  Following is a list of  * geographic locations:

The loan party obligor for all of the following * locations are jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.

LOAN PARTY OBLIGOR	ADDRESS	LESSOR/BAILEE/CONSIGNEE/ WAREHOUSEMAN
Processor Region
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Convenience Store Region
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
.	Northeast Region
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Northwest Region
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*

__________________________________________
* Confidential terms omitted and provided separately to the Securities and Exchange Commission.

Mid-Atlantic Region
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Southeast Region
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Mid-Central Region
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*

__________________________________________
* Confidential terms omitted and provided separately to the Securities and Exchange Commission.

Southwest Region
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Canada Region
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
West Region
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*

__________________________________________
* Confidential terms omitted and provided separately to the Securities and Exchange Commission.

Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
	Safety Region	*
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
	Non-Food Retail Region	*
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Mexico Region
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*
Jointly Swisher International, Inc. and Swisher Hygiene Franchise Corp.	*	*

__________________________________________
* Confidential terms omitted and provided separately to the Securities and Exchange Commission.

(e)[Reserved]
(f)Capitalization of Loan Parties:

Loan Party	Equity-holder	Equity Description	Percentage of Outstanding Equity Issued by Loan Party	Certificate (Indicate No.)
Sanolite Corporation	Swisher Hygiene USA Operations, Inc.	Class B Non-Voting Shares	100%	2
Sanolite Corporation	Swisher Hygiene USA Operations, Inc.	Class A Voting Shares	100%	5
Service Michigan, LLC	Swisher Hygiene USA Operations, Inc.		80%	Non-certificated
Service Tampa, LLC	Swisher Hygiene USA Operations, Inc.		80%	Non-certificated
Swisher Hygiene Franchise Corp.	Swisher International, Inc.		100%	1
Swisher Hygiene USA Operations, Inc.	Swisher International, Inc.		100%	TBD
SWSH Arizona MFG.., Inc.	Swisher International, Inc.		100%	SWSH-A-001
SWSH Daley MFG., Inc.	Swisher International, Inc.		100%	SWSH-D-001
SWSH Mount Hood MFG., Inc.	Swisher International, Inc.		100%	SWSH-A-001
Swisher International, Inc.	Swisher Hygiene, Inc.		100%	002-A

(g)[Reserved]
(h) [Reserved]
2. [Reserved]:
3. [Reserved]:
4. Intellectual Property:
(a) Patents and Patent Licenses: NONE
(b) Trademarks and Trademark Licenses

Loan Party Obligor	Trademark Title	Trademark Application Number
Swisher International, Inc.	MH (Stylized)	72452411
Swisher International, Inc.	environmentally preferable	77308220
Swisher International, Inc.	KRISP 'N' KLEAN	73425665
Swisher International, Inc.	Swisher Services	78678233
Swisher International, Inc.	Swisher Hygiene	78677819
Swisher International, Inc.	STI	78772806
Swisher International, Inc.	Swisher Total Image	78691594
Swisher International, Inc.	logo	78575314
Swisher International, Inc.	FORMULA 1	78376343
Swisher International, Inc.	SANIGENICS	78773348
Swisher International, Inc.	SaniGenics	78721440
Swisher International, Inc.	A HEALTHY RESPECT FOR HYGIENE	78738048
Swisher International, Inc.	SANOLITE	75908801
Swisher International, Inc.	sanolite	75908814
Swisher International, Inc.	KIT CLEAN	76263072
Swisher International, Inc.	CONCRETE CHAMP	76262519
Swisher International, Inc.	SWISHER	74250147
Swisher International, Inc.	SANOLAC	72428194
Swisher International, Inc.	JESTER	72428408
Swisher International, Inc.	SWISHER	74362093

(c) Copyrights and Copyright Licenses: NONE
5. [Reserved]
6. Permitted Indebtedness:

Type	Vendor Name	Payment Frequency	Initial Balance	Ending Balance	Interest Rate	Acquisition Date	Termination Date
Notes Payable:
Seller Notes	*	Monthly	*	*	*%	05/01/09	05/31/19
Seller Notes	*	Monthly	*	*	*%	05/01/09	05/31/19
Convertible Notes	*	Qtrly	*	*	*%	10/10/11	09/30/15
Convertible Notes	*	Qtrly	*	*	*%	08/28/11	09/30/14
Convertible Notes	*	Qtrly	*	*	*%	09/29/11	09/30/14
Convertible Notes	*	Qtrly	*	*	*%	10/19/11	10/31/14
Convertible Notes	*	Qtrly	*	*	*%	08/28/11	09/30/16
Convertible Notes	*	Qtrly	*	*	*%	09/22/11	09/30/14
Convertible Notes	*	Qtrly	*	*	*%	09/22/11	09/30/14
Convertible Notes	*	Qtrly	*	*	*%	10/01/11	10/31/14
Convertible Notes	*	Qtrly	*	*	*%	09/25/11	09/30/14
Convertible Notes	*	Qtrly	*	*	*%	10/14/11	10/31/14
Seller Notes	*	Monthly	*	*	*%	07/06/09	07/31/14
Seller Notes	*	Monthly	*	*	*%	07/01/09	07/31/14
Seller Notes	*	Monthly	*	*	*%	11/02/09	10/31/14
Seller Notes	*	Monthly	*	*	*%	10/30/09	11/30/14
Convertible Notes	*	Qtrly	*	*	*%	02/24/12	12/31/15
Convertible Notes	*	Qtrly	*	*	*%	06/23/12	07/31/14
Insurance Financing	*	Monthly	*	*	*%	06/04/14	02/28/15

__________________________________________
* Confidential terms omitted and provided separately to the Securities and Exchange Commission.

Insurance Financing	*	Monthly	*	*	*%	12/02/13	08/31/14
Insurance Financing	*	Monthly	*	*	*%	12/31/13	09/30/14
Notes	*	Monthly	*	*	*%	12/03/10	08/31/15
Total Notes Payable				3,481,644

Capital Leases:
Equipment	*	Monthly	*	*	*%	05/10/10	05/10/15
Equipment	*	Monthly	*	*	*%	02/10/10	02/10/15
Equipment	*	Monthly	*	*	*%	12/10/09	12/10/14
Equipment	*	Monthly	*	*	*%	10/15/09	10/15/14
Equipment	*	Monthly	*	*	*%	01/15/10	01/15/15
Equipment	*	Monthly	*	*	*%	11/15/09	11/15/14
Equipment	*	Monthly	*	*	*%	06/26/13	06/30/18
Equipment	*	Monthly	*	*	*%	06/26/13	06/30/18
Equipment	*	Monthly	*	*	*%	03/13/13	02/28/17
Equipment	*	Monthly	*	*	*%	05/01/13	09/30/17
Equipment	*	Monthly	*	*	*%	11/25/13	11/30/18
Equipment	*	Monthly	*	*	*%	12/01/11	11/30/14
Equipment	*	Monthly	*	*	*%	06/01/12	05/31/15
Equipment	*	Monthly	*	*	*%	08/01/12	07/31/15
Equipment	*	Monthly	*	*	*%	03/20/14	03/20/19
Total Capital Leases				249,919

7. Permitted Liens: See attached schedule
8. [Reserved]

__________________________________________
* Confidential terms omitted and provided separately to the Securities and Exchange Commission.

Disclosure Schedule 7 Permitted Liens
Loan Party Obligor	Secured Party	Financing Statement	Date filed	Collateral
SWSH Daley Mfg., Inc.	Wells Fargo Bank, N.A.	20123586700	09/18/2012	Specific Equipment
Swisher Hygiene Inc.	Suntrust Equipment Finance & Leasing Corp.	20114501485	11/23/2011	Specific Leased Equipment
Swisher Hygiene Inc.	VFI-SPV VIII, Corp.	20120068157	01/06/2012	Specific Leased Equipment
Swisher Hygiene Inc.	VFI-SPV VIII, Corp.	20120222721	01/18/2012	Specific Leased Equipment
Swisher Hygiene Inc.	VFI-SPV VIII, Corp.	20120222713	01/18/2012	Specific Leased Equipment
Swisher Hygiene Inc.	Suntrust Equipment Finance & Leasing Corp.	20121623620	04/26/2012	Specific Leased Equipment
Swisher Hygiene Inc.	Macquarie Equipment Finance, LLC	20120388449	01/31/2012	Specific Leased Equipment
Swisher Hygiene Inc.	Suntrust Equipment Finance & Leasing Corp.	20122171801	06/06/2012	Specific Leased Equipment
Swisher Hygiene Inc.	VFI-SPV IX, Corp.	20132360718	06/19/2013	Specific Leased Equipment
Swisher Hygiene Inc.	Raymond Leasing Corporation	20133885952	10/03/2013	Specific Leased Equipment
Swisher Hygiene Franchise Corp.	SHFC Finance, LLC	20090072546G	09/22/2009	Specific Equipment
Swisher Hygiene Franchise Corp.	SHFC Finance LLC	20090079756G	10/20/2009	Specific Equipment
Swisher Hygiene Franchise Corp.	SHFC Finance, LLC	20090087743A	11/23/2009	Specific Equipment
Swisher Hygiene Franchise Corp.	SHFC Finance, LLC	20090087823M	11/23/2009	Specific Equipment
Swisher Hygiene Franchise Corp.	SHFC Finance, LLC	20090095485C	12/22/2009	Specific Equipment
Swisher Hygiene Franchise Corp.	SHFC Finance	20090095611E	12/22/2009	Specific Equipment
Swisher Hygiene Franchise Corp.	SHFC Finance LLC	20100008670F	02/02/2010	Specific Equipment
Swisher Hygiene Franchise Corp.	SHFC Finance, LLC	20100019141M	03/12/2010	Specific Equipment
Swisher Hygiene Franchise Corp.	SHFC Finance, LLC	20100022065K	03/23/2010	Specific Equipment
Swisher Hygiene Franchise Corp.	SHFC Finance, LLC	20100022066M	03/23/2010	Specific Equipment

Swisher Hygiene Franchise Corp.	Oce Financial Services, Inc.	20100065819C	08/19/2010	Specific Equipment
Swisher Hygiene Franchise Corp.	SHFC Finance LLC	20100067477F	08/26/2010	Specific Equipment
Swisher Hygiene Franchise Corp.	SHFC Finance, LLC	20100075639E	09/27/2010	Specific Equipment
Swisher Hygiene Franchise Corp.	SHFC Finance, LLC	20100085287E	11/02/2010	Specific Equipment
Swisher Hygiene Franchise Corp.	Oce Financial Services, Inc.	20100090062A	11/19/2010	Specific Equipment
Swisher Hygiene Franchise Corp.	SHFC Finance LLC	20100091710B	11/29/2010	Specific Equipment
Swisher Hygiene Franchise Corp.	Oce Financial Services, Inc.	20100096040C	12/14/2010	Specific Equipment
Swisher Hygiene Franchise Corp.	Oce Financial Services, Inc.	20100097131F	12/17/2010	Specific Equipment
Swisher Hygiene Franchise Corp.	SHFC Finance LLC	20100099357H	12/27/20110	Specific Equipment
Swisher Hygiene Franchise Corp.	SHFC Finance, LLC	20110008540B	02/01/2010	Specific Equipment
Swisher Hygiene Franchise Corp.	Oce Financial Services, Inc.	20110010343G	02/04/2011	Specific Equipment
Swisher Hygiene Franchise Corp.	Oce Financial Services, Inc.	20110012108H	02/10/2011	Specific Equipment
Swisher Hygiene Franchise Corp.	Oce Financial Services, Inc.	20110015626F	02/24/2011	Specific Equipment
Swisher Hygiene Franchise Corp.	Oce Financial Services, Inc.	20110015627G	02/24/2011	Specific Equipment
Swisher Hygiene Franchise Corp.	Oce Financial Services, Inc.	20110016487A	02/28/2011	Specific Equipment
Swisher Hygiene Franchise Corp.	Oce Financial Services, Inc.	20110016488B	02/28/2011	Specific Equipment
Swisher Hygiene Franchise Corp.	Oce Financial Services, Inc.	20110017275H	03/02/2011	Specific Equipment
Swisher Hygiene Franchise Corp.	Oce Financial Services, Inc.	20110017279A	03/02/2011	Specific Equipment
Swisher Hygiene Franchise Corp.	Oce Financial Services, Inc.	2011022818G	03/21/2011	Specific Equipment
Swisher Hygiene Franchise Corp.	Oce Financial Services, Inc.	20110022860C	03/21/2011	Specific Equipment
Swisher Hygiene Franchise Corp.	Oce Financial Services, Inc.	20110032005F	04/14/2011	Specific Equipment
Swisher Hygiene Franchise Corp.	Oce Financial Services, Inc.	20110047148K	06/01/2011	Specific Equipment
Swisher Hygiene Franchise Corp.	Oce Financial Services, Inc.	20110086722M	10/12/2011	Specific Equipment
Swisher Hygiene Franchise Corp.	Oce Financial Services, Inc.	20110102783G	12/06/2011	Specific Equipment
Swisher Hygiene USA Operations, Inc.	Wells Fargo Capital Finance, LLC	20121290891	04/03/2012	Specific Leased Equipment

Swisher Hygiene USA Operations, Inc.	Wells Fargo Capital Finance, LLC	20121291014	04/03/2012	Specific Leased Equipment
Swisher Hygiene USA Operations, Inc.	Toyota Motor Credit Corporation	20131089417	03/21/2013	Specific Equipment
Swisher Hygiene USA Operations, Inc.	Toyota Motor Credit Corporation	20132205673	06/10/2013	Specific Equipment
Swisher Hygiene USA Operations, Inc.	Toyota Motor Credit Corporation/Nationwide Lift Trucks Inc	20132608645	07/08/2013	Specific Equipment
Swisher International, Inc.	California First Leasing Corporation	2008003537-8	02/01/2008	Specific Leased Equipment
Swisher International, Inc.	California First Leasing Corporation	2009001860-3	01/22/2009	Specific Leased Equipment
Swisher International, Inc.	US Bancorp	2010007007-4	03/22/2010	Specific Leased Equipment
Swisher International, Inc.	US Bancorp	2010009209-4	04/13/2010	Specific Leased Equipment
Swisher International, Inc.	US Bancorp	2010018762-7	07/27/2010	Specific Leased Equipment
Swisher International, Inc.	US Bancorp	2010018911-4	07/28/2010	Specific Leased Equipment
Swisher International, Inc.	US Bancorp	2010018912-6	07/28/2010	Specific Leased Equipment
Swisher International, Inc.	Dell Financial Services L.L.C.	2010033231-1	12/31/2010	Specific Leased Equipment
Swisher International, Inc.	Wells Fargo Bank, N.A.	2013005375-7	02/28/2013	Specific Equipment
Swisher International, Inc.	Wells Fargo Bank, N.A.	2013031215-1	12/06/2013	Specific Equipment

Schedule A

Description of Certain Terms

1. Loan Limits for Revolving Loans and Letters of Credit:
(a) Maximum Revolving Facility Amount:	$20,000,000, minus the Availability Block, minus Reserves against the Maximum Revolving Facility Amount
(b) Advance Rates:
(i) Accounts Advance Rate:
85%; provided, that if Dilution exceeds 3%, Lender may, at its option, but effective on the first day of the calendar month next succeeding such adjustments or Reserve (A) reduce such advance rate by the number of full or partial percentage points comprising such excess or (B) establish a Reserve on account of such excess.

(ii) Inventory Advance Rates:
(A) Finished goods:
The lesser of (A) 70% of the value of Eligible Inventory consisting of finished goods valued at the lower of cost or market or (B) 85% of the net orderly liquidation value of such Eligible Inventory as determined by Lender.

(B) Raw materials:
The lesser of (A) 50% of the value of Eligible Inventory consisting of raw materials valued at the lower of cost or market or (B) 85% of the net orderly liquidation value of such Eligible Inventory as determined by Lender.

(C) Machine/Dispensers/Parts	The lesser of (A) 50% of the value of Eligible Inventory consisting of raw materials valued at cost or (B) 85% of the net orderly liquidation value of such Eligible Inventory as determined by Lender.
(c) Inventory Sublimit:	$5,000,000
(d) Letter of Credit Limit:	$5,500,000
(e) Availability Block:	$2,000,000
2. [Reserved]
3. Interest Rate:	2.00% per annum in excess of the Base Rate

A-1

4. Maximum Days re Eligible Accounts:
(a) Maximum days after original invoice date for Eligible Accounts; or	Ninety (90) days
(b) With respect to business units reporting agings of accounts solely with reference to invoice due date, maximum days after original invoice due date for Eligible Accounts:	Sixty (60) days
5. Lender's Bank:
Wells Fargo Bank, N.A. and its affiliates (which
bank may be changed from time to time by notice
from Lender to Borrower)

Wiring Instructions:

Siena Funding Depository Account
Account #: *
ABA Routing #: 121000248
Reference: Swisher

6. Maturity Date:	August 29, 2017

__________________________
* Confidential terms omitted and provided separately to the Securities and Exchange Commission.

A-2

Schedule B

Definitions

Unless otherwise defined herein, the following terms are used herein as defined in the UCC:  Accounts, Account Debtor, Certificated Security, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Health-Care-Insurance Receivables, Instruments, Inventory, Letter-of-Credit Rights, Proceeds, Supporting Obligations and Tangible Chattel Paper.

As used in this Agreement, the following terms have the following meanings:

"Accounts Advance Rate" means the percentage set forth in Section 1(b)(i) of Schedule A.

"Advance Rates" means, collectively, the Accounts Advance Rate and the Inventory Advance Rate.

"Affiliate" shall mean, with respect to any Person, any other Person in control of, controlled by, or under common control with the first Person, and any other Person who has a substantial interest, direct or indirect, in the first Person or any of its Affiliates, including, any officer or director of the first Person or any of its Affiliates; provided, however, that neither Lender nor any of its Affiliates shall be deemed an "Affiliate" of Borrower for any purposes of this Agreement.  For the purpose of this definition, a "substantial interest" shall mean the direct or indirect legal or beneficial ownership of more than ten (10%) percent of any class of equity or similar interest.

"Agreement" and "this Agreement" have the meanings set forth in the heading to this Agreement.

"Approved Electronic Communication" shall mean each notice, demand, communication, information, document and other material transmitted, posted or otherwise made or communicated by e-mail, facsimile, Passport 6.0, or any other equivalent electronic service, whether owned, operated or hosted by Lender, any of its Affiliates or any other Person, that any party is obligated to, or otherwise chooses to, provide to Lender pursuant to this Agreement or any other Loan Document, including any financial statement, financial and other report, notice, request, certificate and other information or material; provided that Approved Electronic Communications shall not include any notice, demand, communication, information, document or other material that Lender specifically instructs a Person to deliver in physical form.

"Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. § 101 et seq.).

"Base Rate" means, for any day, the greatest of (i) the per annum rate of interest which is identified as the "Prime Rate" and normally published in the Money Rates section of The Wall Street Journal (or, if such rate ceases to be so published, as quoted from such other generally available and recognizable source as Lender may select) ("the Published Prime Rate"), (ii) the sum of the Federal Funds Rate plus 0.5% and (iii) 3.25% per annum.  Any change in the Base Rate due to a change in such Published Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in such Published Prime Rate or the Federal Funds Rate.

"Blocked Account" has the meaning set forth in Section 4.1.

"Borrower" has the meaning set forth in the heading to this Agreement.

"Borrowing Base" means (i) the aggregate amount of Eligible Accounts multiplied by the Accounts Advance Rate; plus (ii) the lower of cost or market value of Eligible Inventory multiplied by the applicable Inventory Advance Rate(s), but not to exceed the Inventory Sublimit(s); minus (iii) all Reserves which Lender has established pursuant to Section 1.2 (including those to be established in connection with any requested Revolving Loan or Letter of Credit); minus (iv) the Availability Block, if any, set forth in Section 1(f) of Schedule A.

"Business Day" means a day other than a Saturday or Sunday or any other day on which Lender or banks in New York are authorized to close.

"Canada Inc. " means 7324375 Canada Inc., a Canadian corporation.

"Capital Expenditures" means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of Borrower, but excluding expenditures made in connection with the acquisition, replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (b) with cash awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

"Capitalized Lease" shall mean any lease which is or should be capitalized on the balance sheet of the lessee thereunder in accordance with GAAP.

"Closing Date" means August 29, 2014.

"Code" means the Internal Revenue Code of 1986, as amended.

"Collateral" means all property and interests in property in or upon which a security interest, mortgage, pledge or other Lien is granted pursuant to this Agreement or the other Loan Documents, including all of the property of each Loan Party Obligor described in Section 3.1.

"Collections" has the meaning set forth in Section 4.1.

"Compliance Certificate" means a compliance certificate substantially in the form of Exhibit F hereto to be signed by the Chief Financial Officer or President of Borrower.

"Default" means any event which with notice or passage of time, or both, would constitute an Event of Default.

"Default Rate" has the meaning set forth in Section 2.1.

"Dilution" means, as of any date of determination, a percentage, based upon the experience of the immediately prior 3 months, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to Borrowers’ Accounts during such period, by (b) Borrower's billings with respect to Accounts during such period.

"Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce the Accounts Advance Rate by one percentage point for each percentage point by which Dilution is in excess of 3%.

“Disclosure Schedule” shall mean that certain Disclosure Schedule annexed hereto immediately following the signature page to this Agreement, as the same may be updated from time to time after the Closing Date.

"Dollars" or "$" shall mean United States Dollars, lawful currency for the payment of public and private debts.

"E-Signature" shall mean the process of attaching to or logically associating with an Approved Electronic Communication an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Approved Electronic Communication) with the intent to sign, authenticate or accept such Approved Electronic Communication.

"Eligible Account" means, at any time of determination, an Account owned by Borrower which satisfies the general criteria set forth below (provided, that Lender may, in its Permitted Discretion, change the general criteria for acceptability of Eligible Accounts and shall notify Borrower of such change promptly thereafter).  An Account shall be deemed to meet the current general criteria if:

(i) neither the Account Debtor nor any of its Affiliates is an Affiliate of Borrower, or a creditor or supplier of Borrower (with Accounts to be ineligible to the extent of any amounts owed by Borrower to such Person as a creditor or supplier);

(ii) it does not remain unpaid more than (A) if applicable the number of days after the original invoice date set forth in Section 4(a) of Schedule A or (B) if applicable the number of days after the original invoice due date set forth in Section 4(b) of Schedule A;

(iii) the Account Debtor or its Affiliates are not past due (or past the applicable date referenced in clause (ii) above) on other Accounts owing to Borrower comprising more than 50% of all of the Accounts owing to Borrower by such Account Debtor or its Affiliates;

(iv) all Accounts owing by the Account Debtor or its Affiliates do not represent more than 20% of all otherwise Eligible Accounts (provided, that Accounts which are deemed to be ineligible solely by reason of this clause (iv) shall be considered Eligible Accounts to the extent of the amount thereof which does not exceed 20% of all otherwise Eligible Accounts);

(v) the Account complies with each covenant, representation or warranty contained in this Agreement or any other Loan Document with respect to Eligible Accounts (including any of the representations set forth in Section 5.4);

(vi) the Account is not subject to any contra relationship, counterclaim, dispute or set-off;

(vii) the Account Debtor's chief executive office or principal place of business is located in the United States, Puerto Rico or Canada;

(viii) it is absolutely owing to Borrower and does not arise from a sale on a bill-and-hold, guarantied sale, sale-or-return, sale-on-approval, consignment, retainage or any other repurchase or return basis or consist of progress billings;

(ix) the Account Debtor is not the United States of America, or any state, province or political subdivision (or any department, agency or instrumentality thereof), unless Borrower has complied with the Assignment of Claims Act of 1940 (31 U.S.C. §203 et seq.), or other applicable similar state or local law in a manner satisfactory to Lender;

(x) it is at all times subject to Lender's duly perfected, first priority security interest and to no other Lien that is not a Permitted Lien, and the goods giving rise to such Account (A) were not, at the time of sale, subject to any Lien except Permitted Liens and (B) have been sold by Borrower to the Account Debtor in the ordinary course of Borrower's business and delivered to and accepted by the Account Debtor, or the services giving rise to such Account have been performed by Borrower and accepted by the Account Debtor in the ordinary course of Borrower's business;

(xi) the Account is not evidenced by Chattel Paper or an Instrument of any kind (unless delivered to Lender in accordance with Section 3.2 of this Agreement) and has not been reduced to judgment;

(xii) the Account Debtor's total indebtedness to Borrower does not exceed the amount of any credit limit established by Borrower or Lender in its Permitted Discretion and the Account Debtor (provided, that Accounts which are deemed to be ineligible solely by reason of this clause (xii) shall be considered Eligible Accounts to the extent the amount of such Accounts does not exceed the lower of such credit limits);

(xiii) Borrower has not received notice of any facts or circumstances existing, resulting in, or which could reasonably be anticipated to result in any material impairment in the Account Debtor's financial condition or materially impair or delay the collectability of all or any portion of such Account beyond the applicable time periods set forth in clause (ii) above);

(xiv) Lender has been furnished with all documents and other information pertaining to such Account which Lender has reasonably requested, or which Borrower is obligated to deliver to Lender, pursuant to this Agreement;

(xv) Borrower has not made an agreement with the Account Debtor to extend the time of payment thereof beyond the applicable time period set forth in clause (ii) above;

(xvi) Borrower has not posted a surety or other bond in respect of the contract under which such Account arose; and

(xvii) the Account Debtor is not subject to any proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar applicable law.

"Eligible Inventory" means, at any time of determination, Inventory (other than packaging materials and supplies) owned by Borrower which satisfies the general criteria set forth below (provided, that Lender may, in its Permitted Discretion, change the general criteria for acceptability of Eligible Inventory and shall notify Borrower of such change promptly thereafter).  Inventory shall be deemed to meet the current general criteria if:

(i) it consists of (a) raw materials, (b) finished goods or (c) machines, dispensers or parts, but not work in progress;

(ii) it is in good and saleable condition;

(iii) it is not slow-moving, obsolete, damaged, contaminated, unmerchantable, returned, rejected, discontinued, repossessed, fabricated or supplies and packaging;

(iv) it is not in the possession of a processor, consignee or bailee, or located on premises leased or subleased to Borrower, or on premises of an Loan Party Obligor subject to a mortgage in favor of a Person other than Lender, unless (x) such processor, consignee, bailee or mortgagee or the lessor or sublessor of such premises, as the case may be, has executed and delivered all documentation which Lender shall require to evidence the subordination or other limitation or extinguishment of such Person's rights with respect to such Inventory and Lender's right to gain access thereto or (y) a rent Reserve has been established in accordance with Section 4.7(y)(ii) hereof in the case of third party leased locations, or such other reserve satisfactory to Lender in its Permitted Discretion has been established with respect to Inventory in possession of any processor, consignee or bailee, or located on the premises owned by any Loan Party Obligor subject to a mortgage in favor of a Person other than Lender;

(v) it meets all standards imposed by any Governmental Authority;

(vi) it conforms in all respects to any covenants, warranties and representations set forth in this Agreement and each other Loan Document;

(vii) it is at all times subject to Lender's duly perfected, first priority security interest and no other Lien except a Permitted Lien;

(viii) it is not purchased or manufactured pursuant to a license agreement that is not assignable to each of Lender and its transferees; and

(ix) it is situated at a Collateral location listed in Section 1(c) of the Disclosure Schedule or other location of which Lender has been notified as required by Section 5.8 (and it is not in-transit), in each case which location (A) must be in the continental United States or Canada and (B) must have Inventory located at such location having a minimum value in the aggregate (valued at the lower of cost or market) of $100,000 at all times.

"ERISA" means the Employee Retirement Income Security Act of 1974 and all rules, regulations and orders promulgated thereunder.

"ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with a Loan Party within the meaning of section 414(b) or (c) of the Code (and sections 414(m) and (o) of the Code for purposes of provisions relating to section 412 of the Code and section 02 of ERISA).

"ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability in the amount over 100,000 under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party or any ERISA Affiliate.

"Event of Default" has the meaning set forth in Section 7.1.

"Excess Availability" shall mean the amount calculated at any date, equal to the difference of (A) the lesser of (x) the Maximum Revolving Facility Amount, minus the Availability Block, minus Reserves against the Maximum Revolving Facility Amount, and (y) the Borrowing Base minus (B) the outstanding balance of all Revolving Loans and the Letter of Credit Balance; provided that if any of the Loan Limits for Revolving Loans is exceeded as of the date of calculation, then Excess Availability shall be zero.

"Excluded Taxes" means any of the following Taxes imposed on or with respect to a Recipient  or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) in the case of a  Non U.S. Recipient (as defined in Section 9(e)), U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Non U.S. Recipient with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) Non U.S. Recipient becomes a party to this Agreement or acquires a participation, except in each case to the extent that, pursuant to Section 9 amounts with respect to such Taxes were payable either to such Recipient assignor (or Lender granting such participation) immediately before such assignment or grant of participation or (ii) in the case of a Lender, such Lender changes its lending office except to the extent such Taxes were payable before such Lender changed it lending office; (c) United States federal withholding Taxes that would not have been imposed but for such Recipient's failure to comply with Section 9(e) (except where the failure to comply with Section 9(e) was the result of a change in law, ruling, regulation, treaty, directive, or interpretation thereof by a Governmental Authority after the date the Recipient became a party to this Agreement or a Participant) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

"FATCA" means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Fee Letter” means that certain Fee Letter, dated as of the date hereof, between Borrower and Lender.

"Fiscal Year" means the fiscal year of Borrower which ends on December 31 of each year.

“Foreign Subsidiary” means any Subsidiary that is not incorporated or organized under the laws of a State within the United States of America or the District of Columbia and that is a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code of 1986, as amended (the “IRC”) with respect to which a Loan Party Obligor is a “US Shareholder” within the meaning of Section 951(b) of the IRC.

"GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the United States accounting profession), which are applicable to the circumstances as of the date of determination, in any case consistently applied.

"Governmental Authority" means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

"Guaranty", "Guaranteed" or to "Guarantee", as applied to any Indebtedness, liability or other obligation, means (i) a guaranty, directly or indirectly, in any manner, including by way of endorsement (other than endorsements of negotiable instruments for collection in the ordinary course of business), of any part or all of such Indebtedness, liability or obligation, and (ii) an agreement, contingent or otherwise, and whether or not constituting a guaranty, assuring, or intended to assure, the payment or performance (or payment of damages in the event of non-performance) of any part or all of such Indebtedness, liability or obligation by any means (including, the purchase of securities or obligations, the purchase or sale of property or services, or the supplying of funds).

"Indebtedness" means (without duplication), with respect to any Person, (i) all obligations or liabilities, contingent or otherwise, for borrowed money, (ii) all obligations represented by promissory notes, bonds, debentures or the like, or on which interest charges are customarily paid, (iii) all liabilities secured by any Lien on property owned or acquired, whether or not such liability shall have been assumed, (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (v) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade payables which are not ninety days past the invoice date incurred in the ordinary course of business, but including the maximum potential amount payable under any earn-out or similar obligations), (vi) all Capitalized Leases of such Person, (vii) all obligations (contingent or otherwise) of such Person as an account party or applicant in respect of letters of credit and/or bankers' acceptances, or in respect of financial or other hedging obligations, (viii) all equity interests issued by such Person subject to repurchase or redemption at any time on or prior to the final scheduled Maturity Date, other than voluntary repurchases or redemptions that are at the sole option of such Person, (ix) all principal outstanding under any synthetic lease, off-balance sheet loan or similar financing product, and (x) all Guarantees, endorsements (other than for collection in the ordinary course of business) and other contingent obligations in respect of the Indebtedness of others described in clauses (i) – (ix) above.

"Indemnified Taxes" means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party Obligor under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Information” means all information received from the Parent, Borrower or any Subsidiary relating to the Parent, Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Lender on a nonconfidential basis prior to disclosure by the Parent, Borrower or any Subsidiary.

"Intellectual Property" means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks and trademark licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

"Inventory Advance Rate" means the percentage(s) set forth in Section 1(b)(ii) of Schedule A.

“Inventory Reliance Amount” means an amount equal to the difference between:

(i) the sum of (A) the outstanding balance of all Revolving Loans plus (B) the Letter of Credit Balance; and

(ii) the sum of (A) the aggregate amount of Eligible Accounts multiplied by the Accounts Advance Rate, minus (B) the Availability Block, minus (C) all Reserves which Lender has established pursuant to Section 1.2.

“Inventory Reliance” means a percentage calculated by dividing:

(i) the Inventory Reliance Amount; by

(ii) the sum of (A) the outstanding balance of all Revolving Loans plus (B) the Letter of Credit Balance.

"Inventory Sublimit" means the amount(s) set forth in Section 1(c) of Schedule A.

"Investment Property" means the collective reference to (a) all "Investment Property" as such term is defined in Section 9-102 of the UCC,  and (b) all "financial assets" as such term is defined in Section 8-102(a)(9) of the UCC.

"Lender" has the meaning set forth in the heading to this Agreement.

"Letter of Credit" has the meaning set forth in Section 1.1(a).

"Letter of Credit Balance" means the sum of (i) the aggregate undrawn face amount of all outstanding Letters of Credit and (ii) all interest, fees and costs due or, in Lender's estimation, likely to become due in connection therewith.

"Letter of Credit Limit" means the amount set forth in Section 1(d) of Schedule A.

"Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement in the nature of a security interest of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

"Loan Account" has the meaning set forth in Section 2.4.

"Loan Documents" means, collectively, this Agreement and all notes, guaranties, security agreements, mortgages, certificates, landlord's agreements, Springing DACA Account agreements, the Fee Letter and all other agreements, documents and instruments now or hereafter executed or delivered by Borrower or any Loan Party in connection with, or to evidence the transactions contemplated by, this Agreement.

"Loan Guaranty" means Section 8 of this Agreement.

"Loan Limits" means, collectively, the Loan Limits for Revolving Loans and Letters of Credit set forth in Section 1 of Schedule A and all other limits on the amount of Loans and Letters of Credit set forth in this Agreement.

"Loan Party" means, individually, Parent, Borrower, or their respective Subsidiaries; and "Loan Parties" means, collectively, Parent, Borrower and all of their respective Subsidiaries.

"Loan Party Obligor" means, individually, Borrower or any Obligor that is a Loan Party; and "Loan Party Obligors" means, collectively, Borrower and each Loan Party Obligor.

"Loans" means the Revolving Loans.

"Material Adverse Effect" means except for matters of a general economic or political nature which do not affect any Loan Party Obligor uniquely, any event, act, omission, condition or circumstance which, which individually or in the aggregate, has had a material adverse effect on (i) the business, operations, properties, assets or condition, financial or otherwise, of Loan Party Obligors, taken as a whole, or (ii) the ability of Loan Party Obligors, taken as a whole, to perform any of its obligations under any of the Loan Documents.

"Maturity Date" means the date set forth in Section 6 of Schedule A, as such date may be accelerated in accordance with the terms of this Agreement.

"Maximum Lawful Rate" has the meaning set forth in Section 2.5.

"Maximum Liability" has the meaning set forth in Section 8.9.

"Maximum Revolving Facility Amount" means the amount set forth in Section 1(a) of Schedule A.

"Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which a Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

"Non-Paying Guarantor" has the meaning set forth in Section 8.10.

"Non-U.S. Recipient" has the meaning set forth in Section 9(e)(ii).

"Notice of Borrowing" has the meaning set forth in Section 1.4.

"Obligations" means all present and future Loans, advances, debts, liabilities, fees, expenses, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrower or any Loan Party Obligor to Lender, whether evidenced by this Agreement, any other Loan Document arising from an extension of credit, opening of a Letter of Credit, guaranty, indemnification or otherwise, whether direct or indirect (including those acquired by assignment and any participation by Lender in Borrower's indebtedness owing to others), whether absolute or contingent, whether due or to become due, and whether arising before or after the commencement of a proceeding under the Bankruptcy Code or any similar statute.

"Obligor" means any guarantor, endorser, acceptor, surety or other person liable on, or with respect to, any of the Obligations or who is the owner of any property which is security for any of the Obligations, other than Borrower.

"Ontario Inc." means 1283465 Ontario Inc., an Ontario corporation.

"Organic Documents" shall mean, with respect to any Person, the certificate of incorporation, articles of incorporation, certificate of formation, certificate of limited partnership, by-laws, operating agreement, limited liability company agreement, limited partnership agreement or other similar governance document of such Person.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfect a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

"Other Taxes" means all present or future stamp, court or documentary, property, excise, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

"Parent" means Swisher Hygiene Inc., a Delaware corporation.

"Participant" has the meaning set forth in Section 10.10.

"Passport 6.0" means the electronic and/or internet-based system approved by Lender for the purpose of making notices, requests, deliveries, communications, and for the other purposes contemplated in this Agreement or otherwise approved by Lender, whether such system is owned, operated or hosted by Lender, any of its Affiliates or any other Person.

"Paying Guarantor" has the meaning set forth in Section 8.10.

"PBGC" means the Pension Benefit Guaranty Corporation.

"Pension Act" means the Pension Protection Act of 2006.

"Pension Funding Rules" means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA, and any sections of the Code or ERISA related thereto that are enacted after the date of this Agreement.

"Pension Plan" means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by a Loan Party and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Discretion” means a determination made in good faith and in the exercise (from the perspective of a secured asset-based lender) of commercially reasonable business judgment.

“Permitted Dispositions” means the sale or transfer of any Borrower, any Subsidiary of a Borrower or any asset of a Borrower or of a Subsidiary of a Borrower if, as of the date of the consummation of sale or transfer, and after giving effect to such sale or transfer (a) with respect to the disposition of assets identified as "Assets Held for Sale" as set forth on the most recent SEC Form 10-Q filed by Parent, the Borrowing Base is not reduced by more than 10% from the Borrowing Base in effect immediately prior to such sale or transfer, (b) no Event of Default shall have occurred immediately prior and immediately after giving effect to such Permitted Disposition, and (c) Lender receives in cash by wire transfer of immediately available funds a mandatory repayment (the “Mandatory Repayment”) of the then outstanding Obligations in an amount equal to 100% of the net proceeds of such sale or transfer in respect of solely the Collateral (i.e., gross proceeds less the reasonable direct costs of such sales or other dispositions); provided, that if the aggregate amount of the then outstanding Obligations is less than the amount of such Mandatory Repayment, then the amount of such Mandatory Repayment shall automatically be reduced to equal the aggregate amount of such then outstanding Obligations.  For the avoidance of doubt, the amount of such repayment shall include no less than the dollar-for-dollar value of the sum of (i) the product of (x) the aggregate amount of Eligible Accounts sold or transferred or owned by any such Borrower or Subsidiary of a Borrower sold or transferred multiplied by (y) the applicable Advance Rate applied by Lender, and (ii) the product of (x) the greater of cost and market value, as applicable, of the aggregate amount of Eligible Inventory sold or transferred or owned by any such Borrower or Subsidiary of a Borrower sold or transferred multiplied by (y) the applicable Advanced Rate applied by Lender.

“Permitted Dissolutions” means the dissolution, liquidation or winding up of any Loan Party if, as of the date of an after giving effect to such dissolution, liquidation or winding up, (a) the Borrowing Base is not reduced by more than 10% from the Borrowing Base in effect immediately prior to such sale or transfer and (b) Lender receives in cash by wire transfer of immediately available funds a mandatory prepayment of the Obligations in an amount equal to the net proceeds available for distribution as a result of such dissolution, liquidation or winding up (i.e., gross proceeds less the reasonable direct costs of such dissolution, liquidation or winding up).  For the avoidance of doubt, such net proceeds shall include no less than the dollar-for-dollar value of the sum of (i) the aggregate amount of Eligible Accounts owned by any such Borrower or Subsidiary of a Borrower dissolved, liquidated or wound up, and (ii) the greater of cost and market value, as applicable, of the aggregate amount of Eligible Inventory owned by any such Borrower or Subsidiary of a Borrower dissolved, liquidated or wound up.

"Permitted Indebtedness" means:  (a) the Obligations; (b) the Indebtedness existing on the date hereof described in Section 6 of the Disclosure Schedule; in each case along with extensions, refinancings, modifications, amendments and restatements thereof, provided, that (i) the principal amount thereof is not increased, (ii) if such Indebtedness is subordinated to any or all of the Obligations, the applicable subordination terms shall not be modified without the prior written consent of Lender, and (iii) the terms thereof are not modified to impose more burdensome terms upon any Loan Party; (c) capitalized leases and purchase money Indebtedness and insurance premium finance agreements secured by Permitted Liens in an aggregate amount not exceeding $4,500,000 at any time outstanding; (d) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business; (e) equipment leases or other equipment financing in an aggregate amount not exceeding $15,000,000 at any time outstanding, and (f) other unsecured Indebtedness not exceeding $250,000 in the aggregate principal amount at any time outstanding.

"Permitted Investments" means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having a rating of at least AA from Standard & Poor’s Ratings Services, a Division of the McGraw-Hill Companies, Inc. ("S&P") or Aa from Moody’s Investors Service, Inc. ("Moodys");

(c) investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-2 from S&P or P-2 from Moody’s;

(d) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof, or by any Lender which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(e) fully collateralized repurchase agreements with a term of not more than 120 days for securities described in clause (a) of this definition and entered into with a financial institution satisfying the criteria described in clause (d) of this definition; and

(f) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated at least AA by S&P or Aa by Moody’s and (iii) have portfolio assets of at least $1,000,000.000.

"Permitted Liens" means (a) security interests in specific assets securing Permitted Indebtedness described under clause (c) of the definition of Permitted Indebtedness; (b) liens for taxes, fees, assessments, or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the enforcement of such lien) for which adequate reserves in accordance with GAAP, are being maintained, provided the same have no priority over any of Lender's security interests; (c) liens of materialmen, mechanics, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent or are being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the enforcement of such lien) for which adequate reserves in accordance with GAAP, are being maintained; (d) liens which constitute banker's liens, rights of set-off, or similar rights as to deposit accounts or other funds maintained with a bank or other financial institution (but only to the extent such banker's liens, rights of set-off or other rights are in respect of customary service charges relative to such deposit accounts and other funds, and not in respect of any loans or other extensions of credit by such bank or other financial institution to any Loan Party), (e) cash deposits or pledges to secure the payment of worker's compensation, unemployment insurance, or other social security benefits or obligations, public or statutory obligations, surety or appeal bonds, bid or performance bonds, or other obligations of a like nature incurred in the ordinary course of business; (f) judgment liens arising solely as a result of the existence of judgments, orders or awards that do not exceed $* in the aggregate at any one time outstanding; (g) judgment liens in excess of $*;  provided that (i) at all times during the Judgment Lien Remedial Period (defined below), the aggregate uninsured amount of such judgment which such judgment lien secures does not exceed *% of the sum of (x) Excess Availability (after giving effect to any Reserves directly relating to such judgment), plus (y) immediately available unencumbered cash on hand subject to the WF DACA or any other deposit account control agreement in favor of Lender and in form and substance satisfactory to Lender, (ii) at all times during the Judgment Lien Remedial Period any such judgment lien shall be junior and subordinate in all respects to any Liens in favor of Lender on the Collateral, (iii) prior to the end of the fifth (5th) Business Day following the entry of such judgment lien (such day, the “Judgment Lien Remedial Period”) (x) such judgment lien shall be discharged following payment in full by such Loan Party and Lender shall have received satisfactory evidence of such discharge and removal of such judgment lien from the applicable public records, or (y) a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, shall be in effect and Lender shall have received satisfactory evidence of the issuance and existence thereof, and (iv) the judgment creditor shall not have taken any action prior to the expiration of the Judgment Lien Remedial Period to levy upon any Collateral to enforce any such judgment; (h) Liens set forth on Section 7 of the Disclosure Schedule, provided that any such Lien shall secure only the Indebtedness described in clause (b) of the definition of Permitted Indebtedness; and (i) security interests in Equipment securing Permitted Indebtedness described under clause (e) of the definition of Permitted Indebtedness.
_____________________________
* Confidential terms omitted and provided separately to the Securities and Exchange Commission.

"Person" means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, government or any agency or political division thereof, or any other entity.

"Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of any Loan Party or any such plan to which any Loan Party (or with respect to any plan subject to Section 412 of the Code or Section 302 or Title IV of ERISA, any ERISA Affiliate) is required to contribute on behalf of any of its employees.

"Protective Advances" has the meaning set forth in Section 1.3.

"Recipient" means any Lender, Participant, or any other recipient of any payment to be made by or on account of any Obligation of any Loan Party under this Agreement or any other Loan Document, as applicable.

"Register" has the meaning set forth in Section 10.9(a).

"Released Parties" has the meaning set forth in Section 6.1.

"Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

"Reserves" has the meaning set forth in Section 1.2.

"Restricted Accounts" means Deposit Accounts (a) established and used (and at all times will be used) solely for the purpose of paying current payroll obligations of Loan Parties (and which do not (and will not at any time) contain any deposits other than those necessary to fund current payroll), in each case in the ordinary course of business, (b) maintained (and at all times will be maintained) solely in connection with an employee benefit plan, but solely to the extent that all funds on deposit therein are solely held for the benefit of, and owned by, employees (and will continue to be so held and owned) pursuant to such plan, or (c) zero balance accounts.

"Revolving Loans" has the meaning set forth in Section 1.1(a).

"Securities Act" means the Securities of Act of 1933, as amended.

“Senior Officer” means the current president, chief executive officer, global controller, chief financial officer, treasurer or assistant treasurer of any Loan Party Obligor.

“Springing DACA Event” means any date on which (a) the Springing DACA Ratio is less than 2.0 to 1.0 or (b) (i) the Springing DACA Ratio is less than 2.5 to 1.0 but equal to or greater than 2.0 to 1.0 and (ii) Borrower has less than $5,000,000 in immediately available unencumbered cash on hand; provided that such Springing DACA Event shall no longer be in effect upon the date on which (a “Springing DACA Cure”) the Borrower shall have maintained a Springing DACA Ratio of at least 2.5 to 1.0 for thirty consecutive days immediately prior to such date.  Notwithstanding anything to the contrary in this definition of Springing DACA Event, no more than 2 Springing DACA Cures per calendar year and no more than 4 Springing DACA Cures during the term of this Agreement are available to be used to cure a Springing DACA Event pursuant to the immediately foregoing proviso.

“Springing DACA Ratio” means the ratio of (i) the sum of (A) the Borrowing Base (without giving effect to the Reserves taken by Lender in the calculation thereof) plus (B) the Availability Block, to (ii) the outstanding balance of all Revolving Loans plus the Letter of Credit Balance.

"Stated Rate" has the meaning set forth in Section 2.5.

"Subsidiary" means any corporation or other entity of which a Person owns, directly or indirectly, through one or more intermediaries, more than 50% of the capital stock or other equity interest at the time of determination.  Unless the context indicates otherwise, references to a Subsidiary shall be deemed to refer to a Subsidiary of Borrower.

"Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

"Termination Date" means the date on which all of the Obligations have been paid in full in cash and all of Lender's lending commitments under this Agreement and under each of the other Loan Documents have been terminated.

"UCC" means, at any given time, the Uniform Commercial Code as adopted and in effect at such time in the State of New York or such other applicable jurisdiction.

"WF DACA" means that certain Deposit Account Control Agreement dated as of the date hereof among Lender, Swisher Hygiene, Swisher International, Swisher USA, Swisher Franchise and Wells Fargo Bank, N.A.

Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder (including determinations made pursuant to the exhibits hereto) shall be made, and all financial statements required to be delivered hereunder shall be prepared on a consolidated basis in accordance with GAAP, consistently applied.  If at any time any change in GAAP would affect the computation of any financial ratio or financial requirement set forth in any Loan Document, and either Borrower or Lender shall so request, Lender and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP, prior to such change therein and (ii) Borrower shall provide to Lender financial statements and other documents required under this Agreement and the other Loan Documents which include a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (Codification of Accounting Standards 825-10) to value any Indebtedness or other liabilities of any Loan Party Obligor at "fair value", as defined therein.

Notwithstanding anything to the contrary contained in the paragraph above or the definitions of Capital Expenditures or Capitalized Leases, in the event of a change in GAAP, after the Closing Date requiring all leases to be capitalized, only those leases (assuming for purposes of this paragraph that they were in existence on the Closing Date) that would constitute Capitalized Leases on the Closing Date shall be considered Capital Leases (and all other such leases shall constitute operating leases) and all calculations and deliverables under this Agreement or the other Loan Documents shall be made in accordance therewith (other than the financial statements delivered pursuant to this Agreement; provided that all such financial statements delivered to Lender in accordance with the terms of this Agreement after the date of such change in GAAP, shall contain a schedule showing the adjustments necessary to reconcile such financial statements with GAAP, as in effect immediately prior to such change).

References in this Agreement to "Articles", "Sections", "Annexes", "Exhibits" or "Schedules" shall be to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement unless otherwise specifically provided.  Any term defined herein may be used in the singular or plural.  "Include", "includes" and "including" shall be deemed to be followed by "without limitation".  "Or" shall be construed to mean "and/or".  Except as otherwise specified or limited herein, references to any Person include the successors and assigns of such Person.  References "from" or "through" any date mean, unless otherwise specified, "from and including" or "through and including", respectively.  Unless otherwise specified herein, the settlement of all payments and fundings hereunder between or among the parties hereto shall be made in lawful money of the United States and in immediately available funds.  Time is of the essence for each performance obligation of the Loan Party Obligors under this Agreement and each Loan Document.  All amounts used for purposes of financial calculations required to be made herein shall be without duplication.  References to any statute or act shall include all related current regulations and all amendments and any successor statutes, acts and regulations.  References to any agreement, instrument or document (i) shall include all schedules, exhibits, annexes and other attachments thereto and (ii) shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein or in any other Loan Document).  The words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Schedule C

Form of Borrowing Base Certificate

Availability Report	For Swisher Hygiene As of

Collateral LC Swisher Hygiene LC Line Amount $5,500,000.00 Advance Rate 100%
Beginning Collateral Balance
Adjustments
Ending Collateral Balance
Less: Ineligible
Total Eligible Other
Total Other Value @ 100%
Less: Reserves
Net Other Available
Collateral AR Swisher Hygiene A/R
Line Amount $20,000,000.00
Advance Rate 85%
Beginning Collateral Balance
Sales
Credit Memos
Collections
Cash Discounts
Adjustments
Ending Collateral Balance
Less: Ineligible
Total Eligible Account Receivable
Total Accounts Receivable Value @ 85.00%
Less: Reserves
Net Accounts Receivable Available

Collateral IN Swisher Hygiene Finished Inventory Line Amount $5,000,000.00 Advance Rate 31-70 % Beginning Inventory Value Adjustments
Ending Inventory Value* Less: Reserves
Net Inventory Available
*See attached Inventory Detail Report
Total Net Available Collateral
Line Limit Cap
Loan Balance Reconciliation
Beginning Loan Balance
Collections
Advances
Adjustments
Current Loan Balance
Plus: Loan Reserves
Net Loan Balance
Total Net Availability / (Over Advance)

INVENTORY COLLATERAL
	Client: Swisher Hygiene				Loan Limit: $5,000,000.00
	Loan: Swisher Hygiene Inventory				Advance Rate: 31-70%

Type	Gross	Ineligible	Eligible Advance Rate	Inventory	Cap	Inventory Value

Finished Goods

Other Inventory

Raw Materials

Totals

Schedule D

Special Note:  with respect to Inventory reporting required to be made by Borrower as set forth below, notwithstanding anything set forth below, reserves for slow moving and obsolete inventory, and reserves for inventory Net Realizable Value shall be calculated quarterly, entries for Capitalized Deferred Freight shall be updated quarterly, and reserves for shrinkage shall be calculated quarterly (subject to monthly estimated accruals regarding reserves for shrinkage).

Provide Lender with each of the documents set forth below at the following times in form satisfactory to Lender:

To the extent there are any such items of which to provide notice, then to be provided on the 2nd Business Day of each week, or more frequently if Lender requests
(a) notice of all claims, offsets, or disputes asserted by Account Debtors outside of the ordinary course of business (other than rebates, credits and re-bills) with respect to Borrower's Eligible Accounts in excess of $100,000, and

Monthly (no later than the 20th day of each month)
(b) copies of trade invoices for amounts in excess of $10,000, together with corresponding shipping and delivery documents, and credit memos together with corresponding supporting documentation, with respect to invoices and credit memos in excess of an amount determined in the sole discretion of Lender, from time to time as required by Lender.

(c) a detailed calculation of Inventory of Borrower that is not eligible for the Borrowing Base (delivered electronically in an acceptable format).

(d) a detailed aging, by total, of Borrower's Accounts, together with reconciliation and supporting documentation for any outside of the ordinary course of business reconciling items noted (delivered electronically in an acceptable format).

(e) a summary aging, by vendor, of each Loan Party's accounts payable and any book overdraft  and an aging, by vendor, of any held checks (delivered electronically in an acceptable format), and

(f) a monthly Account roll-forward with respect to Borrower's Accounts, in a format acceptable to Lender in its discretion, tied to the beginning and ending Account balances of Borrower's general ledger (delivered electronically in an acceptable format); provided that upon the occurrence and during the continuance of a Springing DACA Event, a weekly (commencing no later than the 20th day of such month, and thereafter delivered weekly no later than the 2nd Business Day of each week), Account roll-forward with supporting details supplied from sales journals, collection journals, credit registers and any other records, with respect to Accounts of Swisher USA’s business units only; provided further, that if during the continuance of any such Springing DACA Event (i) the accounts receivable balance as reflected in the ageing for any other business unit falls more than the lesser of (a) $300,000 and (b) 15% from the prior month end, then such other business unit(s) shall also be included in such weekly Account roll-forward report commencing for the week beginning on the next calendar month (delivered electronically in an acceptable format); and (ii) that such report shall go back to being delivered monthly upon the earlier of (x) the date on which there is no Springing DACA Event continuing and (y) the passage of 30 calendar days.

(g) a Borrowing Base Certificate.

(h)  a reconciliation of Accounts, trade accounts payable, and Inventory of Borrower's general ledger accounts to its monthly financial statements including any book reserves related to each category.

(i) a detailed Inventory perpetual report with respect to Swisher USA’s Inventory together with a reconciliation to Swisher USA’s general ledger accounts, including a listing by category and location of Inventory (delivered electronically in an acceptable format), provided that if (i) the Inventory Reliance Amount is greater than $0, (ii) Inventory Reliance exceeds 15%, and (iii) a Springing DACA Event has occurred and is continuing, then such report shall be delivered weekly (no later than the 2nd Business Day of each week); provided further, that such report shall go back to being delivered monthly upon the earlier of (x) the date on which there is no Springing DACA Event continuing; and (y) Inventory Reliance is less than 15%.

D-1

Quarterly
(f) a report regarding each Loan Party’s accrued, but unpaid, ad valorem taxes.

(k) a detailed calculation of Inventory of Borrower that is not eligible for the Borrowing Base (delivered electronically in an acceptable format).

Bi-Annually (in January and in July of each calendar year)
(l) an updated Disclosure Schedule, true and correct in all material respects as of the date of delivery, accompanied by a certificate executed by an officer of Borrower and substantially in the form of Exhibit F hereto (it being understood and agreed that no such update shall serve to cure any existing Event of Default, including any Event of Default resulting from any failure to provide any such disclosure to Lender on an earlier date or any breach of any earlier made representation and/or warranty).

(m)  a detailed list of each Loan Party's customers, with address and contact information,

(n) a detailed list of each Loan Party's vendors in form and substance consistent with that delivered to Lender prior to the Closing Date, and

D-2

Exhibit A

FORM OF NOTICE OF BORROWING

[letterhead of Borrower]

Siena Lending Group LLC
1177 Summer Street
Stamford, CT 06905
Attention: Steven Sanicola

Dear [_________]:

Please refer to the Loan and Security Agreement dated as of August 29, 2014 (as amended, restated or otherwise modified from time to time, the "Loan Agreement") among the undersigned, as Borrower, the Loan Party Obligors (as defined therein) party thereto, and Siena Lending Group LLC, as Lender.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement.  This notice is given pursuant to Section 1.4 of the Loan Agreement and constitutes a representation by Borrower that the conditions specified in Section 1.6 of the Loan Agreement have been satisfied.  Without limiting the foregoing, (i) each of the representations and warranties set forth in the Loan Agreement and in the other Loan Documents is true and correct in all respects as of the date hereof (or to the extent any representations or warranties are expressly made solely as of an earlier date, such representations and warranties shall be true and correct as of such earlier date), both before and after giving effect to the Loans requested hereby, and (ii) no Default or Event of Default is in existence, both before and after giving effect to the Loans requested hereby.

Borrower hereby requests a borrowing under the Loan Agreement as follows:

The aggregate amount of the proposed borrowing is $[______________].  The requested borrowing date for the proposed borrowing (which is a Business Day) is [__________], 20[__].

Borrower has caused this Notice of Borrowing to be executed and delivered by its officer thereunto duly authorized [__________], 20[__].

[Borrower] By: Title: ______________________________

Ex. A-1

Exhibit B

CLOSING CHECKLIST

Borrower:
SANOLITE CORPORATION
SERVICE MICHIGAN, LLC
SERVICE TAMPA, LLC
SWISHER HYGIENE FRANCHISE CORP.
SWISHER HYGIENE USA OPERATIONS, INC.
SWSH ARIZONA MFG., INC.
SWSH DALEY MFG., INC.
SWSH MOUNT HOOD MFG., INC.
SWISHER INTERNATIONAL, INC
(collectively “Borrower”)

Other Loan Party Obligors:	SWISHER HYGIENE INC. (an “LPO” and collectively, the “LPOs”)
Lender:	SIENA LENDING GROUP LLC (“Lender”)
Credit Facility:	$20,000,000 REVOLVING CREDIT
Closing Date:	August 29, 2014

Ex. B-1

Documents		Responsible Party	Status
1.	Loan and Security Agreement	Blank Rome
Exhibits
	a. Exhibit A Form of Notice of Borrowing	Blank Rome
	b. Exhibit B Closing Checklist	Blank Rome
	c. Exhibit C Client User Form	Borrower
	d. Exhibit D Authorized Accounts Form	Borrower
	e. Exhibit E Form of Account Debtor Notice	Borrower
	f. Exhibit F Form of Compliance Certificate	Blank Rome

	Disclosure Schedules	Borrower
2.	Schedules
a. Schedule A Description of Certain Terms
b. Schedule B Definitions
c. Schedule C [Reserved]
d. Schedule D Reporting

3.	Deposit Account Control Agreement (Springing) – Wells Fargo	Borrower

4.	Fee Letter	Blank Rome
5.	Landlord Waivers	Blank Rome	Post Closing
	a. 516 Monceaux Road, West Palm Beach , FL 33405		Post Closing
	b. 2081 Exchange Drive, St. Charles, MO 63303		Post Closing
	c. 26 Papetti Plaza, Elizabeth, NJ 07207		Post Closing
	d. 4960 NW 165th Street, Unit B6, Miami Gardens, FL 33014		Post Closing
	e. 200 Weymouth Street, Rockland, MA 02370		Post Closing
	f. 10680 47th Street N, Clearwater, FL 33762		Post Closing
	g. 4424 Seaboard Rd., Suite A, Orlando, FL 32808		Post Closing
	h. 922 Oaklawn, Elmhurst, IL 60126		Post Closing
	i. 10109 McKalla Drive, Suite B, Austin, TX 78758		Post Closing
	j. 9203 Diplomacy Row, Dallas, TX 75247		Post Closing
	k. 642 Cordell Drive, Unit C, College Park, GA 20249		Post Closing
	l. 102 Queens Drive, King of Prussa, PA 19406		Post Closing
	m. 4100 West 76th Street, Chicago, IL 60652		Post Closing
	n. Johnstown Industrial Park, Johnstown, NY 12095		Post Closing
	o. 14546 N Lombard Street, Portland, OR 97203		Post Closing
	p. 8590 W. Buckeye Road, Suite 101, Tolleson, AZ 85353		Post Closing
	q. Charlotte Headquarters		Post Closing

Ex. B-2

6.	Officer’s Closing Certificate	Blank Rome

7.	Perfection Certificate	Blank Rome

8.	Copies of all material license, selling, purchase, vendor and/or royalty agreements and material permits	Borrower

9.	UCC, Federal and State Tax and Judgment Searches – Borrower	Blank Rome

10.	UCC Federal and State Tax and Judgment Searches – LPOs	Blank Rome

11.	UCC-1 Financing Statements	Blank Rome
a. Sanolite Corporation
b. Service Michigan, LLC
c. Service Tampa, LLC
d. Swisher Hygiene Franchise Corp.
e. Swisher Hygiene USA Operations, Inc.
f. SWSH Arizona Mfg., Inc.
g. SWSH Daley Mfg., Inc.
h. SWSH Mount Hood Mfg., Inc.

12.	UCC Pre-File Authorization Letter	Blank Rome

13.	Akerman Legal Opinion	Akerman

14.	Insurance Certificates (See Schedule A hereto for requirements and Lender’s information as it should appear on endorsements and certificates)	Borrower
a. Property Insurance Certificate
b. Liability Insurance Certificate

15.	Omnibus Secretary’s Certificate	Borrower
a. Incumbency Certificate
b. Certificate of Incorporation
c. Bylaws
d. Omnibus Authorizing Resolutions
e. Good Standing Certificate(s) [NY]

16.	Excess Availability plus immediately available unencumbered cash on hand of Borrower of at least $15,000,000	Borrower

Ex. B-3

17.	Lien Terminations	Borrower/Blank Rome

18.	Completion of SLG Business Due Diligence	Lender
a. Initial Field Exams and Collateral Audits
b. Appraisals
c. Financial Review
d. Background and reference checks

19.	Receipt of Pro Forma Balance Sheet / Financial Statements	Borrower

20.	Receipt of Pro Forma Projections	Borrower

21.	Receipt of Initial Wire from Company	Lender/Borrower
a. Blank Rome and Canadian Counsel (legal)
b. Siena (Closing Fee and other earned fees)

22.	Executed Client User Form (authority to use Passport 6.0 System)	Borrower

23.	Executed Authorized Accounts Form	Borrower

24.	Executed Account Debtor Notice on Company Letterhead	Borrower

25.	Post Closing Letter	Blank Rome

Ex. B-4

Exhibit C

CLIENT USER FORM

Siena Lending Group LLC

Passport 6.0 – Client User Form

Borrower Name:    [Borrower]

Borrower Number:  ________

Loan and Security Agreement Date:  August 29, 2014

I, being an authorized signer of the above borrower (the "Company"), refer to the above Loan and Security Agreement (as amended, restated or otherwise modified from time to time, the "LSA") between the Company and Siena Lending Group LLC.  This is the Client User Form, used to determine client access to Passport 6.0.  Terms defined in the LSA have the same meaning when used in this Client User Form.

Being duly authorized by the Company, I confirm that the following people have been authorized by the Company to have access to Passport 6.0:

First Name	Last Name	Email Address	Phone Number

________________________________ Authorized Signer Name: Title: Date:	__________________________________ Authorized Signer Name: Title: Date:

  Ex. C-1

Exhibit D

AUTHORIZED ACCOUNTS FORM

Siena Lending Group LLC
Authorized Accounts Form

Borrower Name:    [Borrower]

Borrower Number:  ________

Loan and Security Agreement Date:  August 29, 2014

I, being an authorized signer of the above borrower (the "Company"), refer to the above Loan and Security Agreement (as amended, restated or otherwise modified from time to time, the "LSA") between the Company and Siena Lending Group LLC ("Siena").  This is the Authorized Accounts Form, referring to authorized operating bank accounts of the Company.  Terms defined in the LSA have the same meaning when used in this Authorized Accounts Form.

Being duly authorized by the Company, I confirm that the following operating bank accounts of the Company are the accounts into which the proceeds of any Loan may be paid:

Bank	Routing Number	Account number	Account name

________________________________ Authorized Signer Name: Title: Date:	__________________________________ Authorized Signer Name: Title: Date:

Ex. D-1

Exhibit E

FORM OF ACCOUNT DEBTOR NOTIFICATION

[Date]

VIA CERTIFIED MAIL, RETURN RECEIPT REQUESTED

[Account Debtor]
[Address]

Re:	Loan Transaction with Siena Lending Group LLC

Ladies and Gentlemen:

Please be advised that we have entered into certain financing arrangements (the "Financing Arrangements") with Siena Lending Group LLC ("Lender"), pursuant to which we have granted to Lender a security interest in, among other things, any and all Accounts (as those terms are defined in the Uniform Commercial Code) owing by you to us, whether now existing or hereafter arising.

You are authorized and directed to respond to any inquiries that Lender or its representatives may direct to you from time to time pertaining to the validity, amount, and other matters relating to such Accounts.  In the event that Lender requests that payment for any Accounts be made directly to Lender, you are hereby authorized and directed to comply with such instructions, without further authorization or instruction from us.

This authorization and directive shall be continuing and irrevocable until you are notified that all of the Financing Agreements have been terminated and all obligations owing thereunder by us have indefeasibly been paid in full in cash.

Very truly yours, [BORROWER] By: _____________________________ Name: Its:

cc:	SIENA LENDING GROUP LLC
1177 Summer Street
Stamford, Connecticut 06905
Attention: Steven Sanicola

Ex. E-1

Exhibit F

FORM OF COMPLIANCE CERTIFICATE

[letterhead of Borrower]

To:          Siena Lending Group LLC
1177 Summer Street
Stamford, Connecticut 06905
Attention:  Steven Sanicola

Re:  Compliance Certificate dated _______________

Ladies and Gentlemen:

Reference is made to that certain Loan and Security Agreement dated as of August 29, 2014 (as amended, restated or otherwise modified from time to time, the "Loan Agreement") by and among SIENA LENDING GROUP LLC ("Lender"), SANOLITE CORPORATION, a New York corporation (“Sanolite”),  SERVICE MICHIGAN, LLC, a Florida limited liability company (“Service Michigan”), SERVICE TAMPA, LLC, a Florida limited liability company (“Service Tampa”), SWISHER HYGIENE FRANCHISE CORP., a North Carolina corporation (“Swisher Franchise”), SWISHER HYGIENE USA OPERATIONS, INC., a Delaware corporation (“Swisher USA”), SWSH ARIZONA MFG., Inc., a Delaware corporation (“SWSH Arizona”), SWSH DALEY MFG., INC., a Delaware corporation (“SWSH Daley”), SWSH MOUNT HOOD MFG., INC., a Delaware corporation (“Mount Hood”, and together with Sanolite, Service Michigan, Service Tampa, Swisher Franchise, Swisher USA, SWSH Arizona and SWSH Daley, collectively, "Borrower") and each of the Loan Party Obligors (as defined therein) party thereto.  Capitalized terms used in this Compliance Certificate have the meanings set forth in the Loan Agreement unless specifically defined herein.

Pursuant to Section 5.15 of the Loan Agreement, the undersigned Chief Financial Officer of Borrower hereby certifies (solely in his capacity as an officer or Borrower and not in his individual capacity) that:

1.           The financial statements of Borrower for the ___ -month period ending _____________ attached hereto have been prepared in accordance with GAAP and fairly present the financial condition of Borrower for the periods and as of the dates specified therein.

2.           As of the date hereof, there does not exist any Default or Event of Default.

IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this ____ day of _______________, ______.

[BORROWER] By: ________________________________ Name: Title: Chief Financial Officer

Ex. F-1